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Wells Fargo Home Equity Asset-Backed Securities 2006-1 Trust
Home Equity Asset-Backed Certificates, Series 2006-1

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including prospectus) with the SEC (SEC file no. 333-131594) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 (866) 835-1033.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and the underwriter has confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by the underwriter, will not create binding contractual obligations for you, the underwriter or us.

The depositor’s prospectus (the “prospectus”) dated May 24, 2006 is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1011663/000119312506118885/d424b3.htm.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated or

(3) these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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FREE WRITING PROSPECTUS
(To Prospectus Dated May 24, 2006)

Wells Fargo Asset Securities Corporation
Depositor

Wells Fargo Bank, N.A.
Sponsor and Servicer

Wells Fargo Home Equity Asset-Backed Securities 2006-1 Trust
Issuing Entity

$1,066,088,200
(Approximate)

Home Equity Asset-Backed Certificates, Series 2006-1
Principal and interest payable monthly, commencing in June 2006

You should carefully consider the risk factors beginning on page 18 of this free writing prospectus and on page 12 in the prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The offered certificates represent interests in the assets deposited with the issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

The Issuing Entity Will Issue–
  Four classes of senior Class A Certificates.
  Three classes of senior residual certificates.
  Eleven classes of Class M Certificates, all of which are subordinated to, and provide credit enhancement for, the senior certificates. Each class of Class M Certificates is also subordinated to each class of Class M Certificates, if any, with a lower number.
  The Class CE Certificates, which are subordinated to the senior certificates and Class M Certificates.
  The Class P Certificates.

The classes of offered certificates are listed and their sizes and basic payment characteristics are described under the heading “Offered Certificates” in the table beginning on page 7.

The Assets of the Issuing Entity Will Include–

  A pool of first lien residential mortgage loans. The mortgage loans will consist of subprime, fixed rate and adjustable rate mortgage loans. Certain of the mortgage loans will require only payments of interest for a term specified in the related mortgage note.
Interest Rate Support–
  Interest Rate Swap Agreement – Net swap payments received from the interest rate swap agreement with The Royal Bank of Scotland plc, as swap provider, will be available to make distributions on the related certificates as described in more detail in this free writing prospectus.
Credit Enhancement Will Consist of–
  Excess Interest – Certain excess interest received from the mortgage loans will be used to cover losses.
  Overcollateralization – As of the cut-off date, the assets of the issuing entity will exceed the aggregate principal balance of the certificates, which excess is referred to as overcollateralization. Certain excess interest received from the mortgage loans may also be applied as payments of principal on the certificates to maintain a required level of overcollateralization.
  Subordination – Each class of subordinated certificates is subordinate to the senior certificates and to those classes of subordinated certificates higher in order of payment priority.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The underwriter will purchase the offered certificates from the depositor and will offer them to investors at varying prices to be determined at the time of sale. The offered certificates will be available for delivery to investors on or about May 30, 2006.

Goldman, Sachs & Co.

The date of this free writing prospectus is May 24, 2006.

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE PROSPECTUS

     Information is provided to you about the offered certificates in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your certificates; and

•	this free writing prospectus, which incorporates and includes the appendices, describes the specific terms of your certificates.

     Cross-references are included in this free writing prospectus and the prospectus to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this free writing prospectus and the prospectus are defined under the caption “Index of Free Writing Prospectus Definitions” beginning on page 70 in this document and under the caption “Index of Prospectus Definitions” beginning on page 144 in the prospectus. Any capitalized terms used but not defined in this free writing prospectus have the meanings assigned in the prospectus.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of offered certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of offered certificates to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

     (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of offered certificates to the public” in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21

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of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

Notice to United Kingdom Investors

     The distribution of this free writing prospectus and the prospectus, if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons” ). This free writing prospectus and the prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus and the prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

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THE WFHET SERIES 2006-1 CERTIFICATES

						Initial Ratings of Offered Certificates(3)

Class	Initial Principal Balance(1)	Pass- Through Rate	Principal Types(2)		Interest Types(2)	S&P	Moody’s	Original Form(4)	Minimum Denomination	Incremental Denomination(5)	Final Scheduled Distribution Date(6)

Offered Certificates

A-1	$453,309,000	(7)	Senior, Sequential		Floating Rate	AAA	Aaa	BE	$100,000	$1	May 25, 2036
			Pay/ Pass-Through	(8)
A-2	$175,886,000	(7)	Senior, Sequential		Floating Rate	AAA	Aaa	BE	$100,000	$1	May 25, 2036
			Pay/ Pass-Through	(8)
A-3	$185,134,000	(7)	Senior, Sequential		Floating Rate	AAA	Aaa	BE	$100,000	$1	May 25, 2036
			Pay/ Pass-Through	(8)
A-4	$94,997,000	(7)	Senior, Sequential		Floating Rate	AAA	Aaa	BE	$100,000	$1	May 25, 2036
			Pay/ Pass-Through	(8)
R	$50	0.000%	Senior, Sequential		Principal Only	AAA	None	D	$50	N/A	May 25, 2036
			Pay/ Pass-Through	(8)
R-C	$100	0.000%	Senior, Sequential		Principal Only	AAA	None	D	$100	N/A	May 25, 2036
			Pay/ Pass-Through	(8)
R-X	$50	0.000%	Senior, Sequential		Principal Only	AAA	None	D	$50	N/A	May 25, 2036
			Pay/ Pass-Through	(8)
M-1	$35,628,000	(7)	Subordinated		Floating Rate	AA+	Aa1	BE	$100,000	$1	May 25, 2036
M-2	$31,242,000	(7)	Subordinated		Floating Rate	AA+	Aa2	BE	$100,000	$1	May 25, 2036
M-3	$18,088,000	(7)	Subordinated		Floating Rate	AA	Aa3	BE	$100,000	$1	May 25, 2036
M-4	$17,540,000	(7)	Subordinated		Floating Rate	AA	A1	BE	$100,000	$1	May 25, 2036
M-5	$15,895,000	(7)	Subordinated		Floating Rate	AA-	A2	BE	$100,000	$1	May 25, 2036
M-6	$14,800,000	(7)	Subordinated		Floating Rate	A+	A3	BE	$100,000	$1	May 25, 2036
M-7	$14,251,000	(7)	Subordinated		Floating Rate	A	Baa1	BE	$100,000	$1	May 25, 2036
M-8	$9,318,000	(7)	Subordinated		Floating Rate	A-	Baa2	BE	$100,000	$1	May 25, 2036

Non- Offered Certificates

M-9	$5,481,000	(7)	Subordinated		Floating Rate	N/A	N/A	N/A	N/A	N/A	May 25, 2036
M-10	$5,481,000	(7)	Subordinated		Floating Rate	N/A	N/A	N/A	N/A	N/A	May 25, 2036
M-11	$10,962,000	(7)	Subordinated		Floating Rate	N/A	N/A	N/A	N/A	N/A	May 25, 2036
CE	(9)	(9)	Subordinated		N/A	N/A	N/A	N/A	N/A	N/A	May 25, 2036
P	(9)	(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	May 25, 2036
(1)	Approximate. The initial principal balances are subject to adjustment as described in this free writing prospectus.
(2)	See “Description of the Securities—Categories of Classes of Securities” in the prospectus for a description of the principal and interest categories listed.

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THE WFHET SERIES 2006-1 CERTIFICATES

(3)	A description of the ratings of the offered certificates is set forth under the heading “Summary Information—Ratings of Certificates” and under “Ratings” in the main text of this free writing prospectus.

(4)	See “Description of the Securities—Definitive Form” and “—Book-Entry Form” in the prospectus for a description of the forms of certificates. Book-entry form is designated as “BE” and definitive form is designated as “D” in the table above.

(5)	If necessary, in order to aggregate the initial principal balance of a class, one certificate of the class will be issued in an incremental denomination of less than that shown.

(6)	The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the mortgage pool. The actual final payment on your certificates could occur earlier or later than the final scheduled distribution date.

(7)	Interest will accrue on these certificates during each interest accrual period at a per annum rate equal to the sum of one-month LIBOR plus the margin set forth in the table below, subject to the pool cap, as described under “Description of the Certificates—Pass-Through Rates” in this free writing prospectus. During each interest accrual period relating to the distribution dates after the optional termination date, each margin will increase to the corresponding margin set forth in the table below if the optional termination right is not exercised. Interest will be calculated based on the methodology in the table below. One-month LIBOR for the initial interest accrual period will be [_]%.

Margin after the Optional
Class	Margin	Termination Date	Interest Calculations

Offered Certificates

Class A-1	[_]	[_]	*
Class A-2	[_]	[_]	*
Class A-3	[_]	[_]	*
Class A-4	[_]	[_]	*
Class M-1	[_]	[_]	*
Class M-2	[_]	[_]	*
Class M-3	[_]	[_]	*
Class M-4	[_]	[_]	*
Class M-5	[_]	[_]	*
Class M-6	[_]	[_]	*
Class M-7	[_]	[_]	*
Class M-8	[_]	[_]	*

Non-Offered Certificates

Class M-9	[_]	[_]	*
Class M-10	[_]	[_]	*
Class M-11	[_]	[_]	*

* Interest on these certificates will be calculated on the basis of the actual number of days in the interest accrual period, based on a 360-day year.

(8)	These certificates have the characteristics of a sequential pay security; provided however, on any distribution date on or after the subordination depletion date, these certificates have the characteristics of a pass-through security.

(9)	The Class CE and Class P Certificates are entitled to certain distributions as specified in the pooling and servicing agreement.

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SUMMARY INFORMATION

     This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. Please read this entire free writing prospectus and the prospectus carefully for additional detailed information about the offered certificates.

RELEVANT PARTIES

Sponsor

Wells Fargo Bank, N.A.

Depositor

Wells Fargo Asset Securities Corporation.

Servicer

Wells Fargo Bank, N.A.

Issuing Entity

Wells Fargo Home Equity Asset-Backed Securities 2006-1 Trust, a New York common law trust.

Securities Administrator

Wells Fargo Bank, N.A.

Trustee

HSBC Bank USA, National Association.

Custodian

Wells Fargo Bank, N.A.

Paying Agent

Wells Fargo Bank, N.A.

Swap Provider

The Royal Bank of Scotland plc.

AFFILIATIONS

Wells Fargo Bank, N.A., which is the sponsor, custodian, servicer, securities administrator and paying agent, is the direct parent of the depositor. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

CUT-OFF DATE

May 1, 2006.

CLOSING DATE

On or about May 30, 2006.

DISTRIBUTION DATES

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing in June 2006.

DETERMINATION DATES

With respect to each Distribution Date, the 17th day of each month or if such day is not a business day, the preceding business day.

THE TRANSACTION PARTIES

The sponsor originated or purchased and currently services the mortgage loans. On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a newly-formed, common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, to be dated as of the closing date, among the depositor, the servicer, the securities administrator and the trustee. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement. The securities administrator will calculate distributions and other information regarding the certificates in accordance with the pooling and servicing agreement. The trustee will have limited administrative duties under the pooling and servicing agreement.

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The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the offered certificates is illustrated below:

RATINGS OF CERTIFICATES

The trust will not issue the offered certificates unless they have received at least the ratings set forth in the table beginning on page 7.

•	The ratings of the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificate may be lower than anticipated.

•	The ratings do not address the likelihood of the receipt of any cap carryover amounts.

See “—Effects of Prepayments on Your Investment Expectations” below, “Prepayment and Yield Considerations” and “Ratings” in this free writing prospectus and “Prepayment and Yield Considerations” in the prospectus.

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DESCRIPTION OF CERTIFICATES

A summary chart of the initial principal balances, pass-through rates, principal types, interest types, initial ratings, original form, denominations and final scheduled distribution dates of the certificates is set forth in the table beginning on page 7.

The certificates consist of:

•	the four classes of senior Class A Certificates and three classes of senior residual certificates, each designated as “Senior” certificates in the table beginning on page 7;

•	the eleven classes of junior Class M Certificates designated as “Subordinated” certificates in the table beginning on page 7; and

•	the Class CE and Class P Certificates.

Only the Class A Certificates, the Class M Certificates (other than the Class M-9, Class M-10 and Class M-11 Certificates) and the Class R, Class R-C and Class R-X Certificates are being offered by this free writing prospectus and the prospectus. The Class M-9, Class M-10, Class M-11, Class CE and Class P Certificates are not being offered pursuant to this free writing prospectus and the prospectus. Information provided with respect to the Class M-9, Class M-10, Class M-11, Class CE and Class P Certificates is included solely to aid your understanding of the offered certificates.

See the table beginning on page 7 for more information with respect to each class of certificates.

Principal Balance of the Certificates

The certificates (other than the Class CE and Class P Certificates) will have an approximate total initial principal balance of $1,088,012,200. Any difference between the total principal balance of the certificates as of the date of issuance of the certificates and the approximate total initial principal balance of the certificates as of the date of this free writing prospectus will not exceed 5% of the total initial principal balance of the certificates. Any such difference will be allocated among the various classes of certificates so as to materially retain the characteristics of the offered certificates described in this free writing prospectus.

Form of Certificates; Denominations

Your certificates will be issued initially in either book-entry form or in fully-registered, certificated form and in the minimum denomination and the incremental denomination set forth in the table beginning on page 7. The offered certificates are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

Distributions—General

Distributions will be made on each distribution date and will generally include scheduled payments due on the mortgage loans during the related collection period, prepayments (including liquidation proceeds) received by the servicer during the related prepayment period, any advances by the servicer with respect to such distribution date and under certain circumstances, payments received under the interest rate swap agreement. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs. The prepayment period for any distribution date is the preceding calendar month.

The amount available for distribution to certificateholders will not include amounts used to pay the servicing fee and expenses payable to the transaction parties. The servicing fee will be paid on each distribution date from interest payments received on the mortgage loans prior to any distributions on the certificates. The servicing fee for each distribution date is equal to the product of (i) one-twelfth of 0.50% and (ii) the aggregate scheduled principal balance of the mortgage loans as of the first day of the month of such distribution date.

Interest Distributions

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related interest accrual period and any interest which you earned previously but which you did not receive.

Interest distributions will be made in the following order of priority:

first, to the senior certificates to pay current interest;

second, to the senior certificates to pay any interest previously earned but not paid;

third, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, to pay current interest; and

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fourth, to be distributed as part of monthly excess cashflow.

The interest remittance amount for any distribution date will be reduced, prior to any distributions of interest on the certificates, by any amounts payable by the supplemental interest trust to the swap provider (other than a swap termination payment resulting from a swap provider trigger event).

The interest accrual period for the interest-bearing offered certificates is the period from the distribution date in the prior month (or the closing date, in the case of the first distribution date) through the day prior to the current distribution date. Interest will be calculated for such offered certificates on the basis of the actual number of days in the interest accrual period, based on a 360- day year.

There are certain circumstances which could reduce the amount of interest to which you are entitled. See “Description of the Certificates—Interest Distributions” in this free writing prospectus.

The residual certificates are principal only certificates and are not entitled to distributions in respect of interest.

Pass-Through Rates

Interest will accrue on the interest-bearing offered certificates during each interest accrual period at the per annum rate for each class equal to the rate set forth and described in the table beginning on page 7. The amount of interest that accrues on such offered certificates during each interest accrual period will be reduced, to the extent not covered by available excess interest for the applicable distribution date, by such class’s share of certain interest shortfalls arising from the timing of prepayments on the mortgage loans not covered by compensating interest and the application of the Servicemembers Civil Relief Act and comparable state legislation.

Principal Distributions

On each distribution date, you will receive the distribution of principal to which you are entitled if there are funds available on that date for your class of certificates. The principal remittance amount for any distribution date will be reduced, prior to any distributions of principal on the certificates, by any amounts payable by the supplemental interest trust to the swap provider (other than a swap termination payment resulting from a swap provider trigger event) to the extent such amounts owed to the swap provider exceed the interest remittance amount for such distribution date.

Principal distributions, before the stepdown date or when a trigger event is in effect, will be made in the following order of priority:

 first, prior to the subordination depletion date, concurrently, to the residual certificates to pay principal, pro rata, and then, sequentially, to the Class A Certificates to pay principal; and after the subordination depletion date, concurrently, to the senior certificates to pay principal, pro rata;

second, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, to pay principal; and

third, to be distributed as part of monthly excess cashflow.

Principal distributions, after the stepdown date and as long as no trigger event is in effect, will be made in the following order of priority:

first, prior to the subordination depletion date, concurrently, to the residual certificates to pay principal, pro rata, up to the senior principal distribution amount and then, sequentially, to the Class A Certificates to pay principal up to the senior principal distribution amount; and after the subordination depletion date, concurrently, to the senior certificates to pay principal, pro rata, up to the senior principal distribution amount;

second, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, to pay principal up to their respective principal distribution amount; and

third, to be distributed as part of monthly excess cashflow.

You should review the principal entitlements and priority of payments described under “Description of the Certificates—Principal Distributions” in this free writing prospectus.

For a description of the priority of distributions of the monthly excess cashflow, see “Description of the Certificates—Application of the Monthly Excess Cashflow Amounts” in this free writing prospectus.

MORTGAGE POOL

The assets of the trust are expected to consist of approximately 6,750 mortgage loans with an

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aggregate unpaid principal balance as of the cut-off date of approximately $1,096,234,530. The mortgage loans, which are the source of distributions to holders of the certificates, will consist of subprime, fixed and adjustable interest rate, monthly pay, one- to four-family, residential first lien mortgage loans. Certain of the mortgage loans are balloon loans. Some of the mortgage loans were made in connection with the relocation of employees of various corporate employers. Some of these corporate employers participate in Wells Fargo Bank, N.A.’s relocation program.

The mortgage loans with adjustable interest rates provide for a fixed interest rate during an initial period of approximately one to three years and thereafter provide for adjustments to that interest rate on either a semi-annual or annual basis. The interest rate of each adjustable rate mortgage loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment date. In addition, interest rate adjustments will be subject to a lifetime rate ceiling and a minimum mortgage interest rate which will be the initial interest rate or the gross margin on the mortgage loan. The indexes applicable to the mortgage loans are described under “Description of the Mortgage Loans—Indexes” in this free writing prospectus.

Certain of the mortgage loans will require only payments of interest for a term specified in the related mortgage note.

See “Description of the Mortgage Loans” and “Appendix A” in this free writing prospectus.

Changes to Mortgage Pool

The depositor may remove mortgage loans from the pool, or may make substitutions for certain mortgage loans, in advance of the closing date.

After the issuance of the certificates, the depositor may purchase mortgage loans from the pool that have become delinquent or which are required to be transferred to the sponsor in order to permit the sponsor to exercise rights which it may have against the originator of the mortgage loans. In addition, the depositor will be required to repurchase or, at its election, if during the two year period following the closing date, substitute for, mortgage loans as a result of breaches of representations or warranties or as a result of defective documentation.

See “Description of the Mortgage Loans—Mandatory Repurchase or Substitution of Mortgage Loans” and “—Optional Purchase or Substitution of Mortgage Loans” in this free writing prospectus.

Information regarding repurchases of the mortgage loans after the closing date will be available on the trust’s monthly distribution reports on Form 10-D. See “Reports to Securityholders” in the prospectus.

CREDIT ENHANCEMENT

Credit enhancement increases the likelihood that holders of certificates will receive the distributions to which they are entitled. Credit enhancement can reduce the effect of shortfalls in payments received on the mortgage loans on all classes, or it can allocate these shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement. See “Description of the Certificates” in this free writing prospectus.

Monthly Excess Interest. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the certificates and certain fees and expenses of the trust (including, but not limited to, certain payments payable by the supplemental interest trust pursuant to the interest rate swap agreement), it is expected there will be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates and to reimburse the certificates for certain shortfalls.

Overcollateralization. If the total assets in the trust exceed the total principal balance of the certificates (other than the Class CE and Class P Certificates), there is overcollateralization available to absorb losses on the mortgage loans before such losses affect the certificates. On the closing date, the total initial principal balance of the mortgage loans will exceed the total initial principal balance of the certificates (other than the Class CE and Class P Certificates) by approximately $8,222,330. This results in overcollateralization equal to approximately 0.75% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below the targeted overcollateralization amount set forth under “Description of the Certificates—Principal Distributions,” the excess interest for that distribution date will be paid to the senior certificates and the Class M Certificates as principal. This payment will have the effect of reducing the total principal balance of such certificates faster than the aggregate unpaid

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principal balance of the mortgage loans until the required level of overcollateralization is reached.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the more subordinated classes are the first to forego payment. In addition, the Class M Certificates are not expected to receive principal distributions until, at the earliest, June 2009 (unless the principal balances of the senior certificates are reduced to zero prior to such date).

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The initial credit support percentage shown below is the sum of the aggregate initial principal balance of the class or classes of certificates subordinate to a class or classes plus the initial overcollateralization amount as a percentage of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date.

If, on any distribution date after the principal balances of the certificates have been reduced by the amount of cash paid on that date, the total principal balance of the certificates (other than the Class CE and Class P Certificates) exceeds the aggregate unpaid principal balance of the mortgage loans, the principal balance of the class or classes of subordinated certificates that are lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be allocated directly to the senior certificates as reductions of their principal balances until the final distribution date. However, once the credit enhancements described herein are exhausted, the interest and principal collections on the mortgage loans may not be sufficient to make all required distributions on the senior certificates. As a result, these certificates may experience losses.

Once the principal balance of a class of Class M Certificates is reduced by a realized loss, the principal balance of such class will not be increased unless there is a subsequent recovery allocated to such class. Notwithstanding the foregoing, once the principal balance of a class is reduced to zero, such class will not be entitled to any subsequent recoveries or cap carryover amount (if any).

INTEREST RATE SWAP AGREEMENT

The securities administrator, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with The Royal Bank of Scotland plc, as swap provider, for the benefit of the Class A and Class M Certificates.

Under the interest rate swap agreement, one business day prior to each distribution date, beginning in June 2006 and ending in May 2011, the supplemental interest trust will be obligated to make fixed payments and the swap provider will be obligated to make floating payments, in each case equal to the product of (a) a fixed rate of 5.36% per annum, in the case of the supplemental interest trust, and one-month LIBOR (as determined pursuant to the interest rate swap agreement), in the case of the swap provider, (b) the notional amount, as set forth for such distribution date in the table appearing in Annex I to this free writing prospectus and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment with respect to any distribution date, amounts otherwise available to certificateholders will be applied to pay that excess to the swap provider prior to any distributions of interest or principal on the certificates on that

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distribution date, and to the extent that the floating payment exceeds the fixed payment with respect to any distribution date, the swap provider will pay that excess to the supplemental interest trust. Any amount received by the supplemental interest trust under the interest rate swap agreement will increase the amount available to make payments on the certificates, as described under “Description of the Certificates—Supplemental Interest Trust Account” in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the business day prior to the related distribution date, and, until paid in full, one business day prior to any subsequent distribution dates, generally prior to any distribution to certificateholders. See “Description of the Certificates—The Interest Rate Swap Agreement” and “—Supplemental Interest Trust Account” in this free writing prospectus.

Net swap payments and swap termination payments payable by the supplemental interest trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted from the interest and, to the extent necessary, principal collections for the month before distributions to certificateholders and will be deposited into the supplemental interest trust account for payment to the swap provider.

The interest rate swap agreement will terminate following the distribution date in May 2011.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The rate of prepayments on the mortgage loans will affect the investment performance of the offered certificates.

The offered certificates were structured assuming, among other things, that prepayments on the adjustable rate mortgage loans and the fixed rate mortgage loans occur at different rates based on the prepayment rates described in this free writing prospectus under “Prepayment and Yield Considerations.” However, no one can predict the actual rate of prepayment of principal on the mortgage loans.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the mortgage loans are higher or lower than you anticipate, the investment performance of the offered certificates may vary materially and adversely from your investment expectations.

Factors affecting the rate of prepayment on the mortgage loans and the manner in which prepayments are allocated among the classes of certificates are discussed in this free writing prospectus under “Description of the Certificates—Principal Distributions” and “Prepayment and Yield Considerations.”

The actual yield on your certificates may not be equal to the yield you anticipated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on investment you expected or the expected weighted average life of your certificates may not be realized. These effects are summarized below.

Yield

The actual yield on your certificates depends on the:

•	pass-through rate;

•	price paid;

•	absence or occurrence of interest shortfalls or losses;

•	absence or occurrence of principal losses;

•	rate and timing of principal prepayments; and

•	amounts paid or received under the interest rate swap agreement.

If you purchase offered certificates, your yield, absent shortfalls or losses, will primarily be a function of the price paid and the rate and timing of prepayments on the mortgage loans.

•	If you pay less or more than the principal balance of your certificate—that is, buy the certificate at a “discount” or “premium,” respectively—then your effective yield will be higher or lower, respectively, than the pass-through rate on the

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certificate, because such discount or premium will be amortized over the life of the certificate.

•	Any deviation in the actual rate of prepayments on the mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, any discount or premium will be amortized and, consequently, will cause your actual yield to differ from that which you anticipated on the certificates you purchase at a “discount,” “premium” or “par.”

The yield to maturity of classes subordinated to other classes will be more sensitive to losses due to liquidations of the mortgage loans and the timing thereof than the classes to which they are subordinated.

If you are purchasing offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans may have a negative effect on the yield to maturity of your certificates. In considering the rate of principal payments on the mortgage loans, you should consider that certain of the mortgage loans are interest only mortgage loans. With respect to an interest only mortgage loan, no scheduled payments of principal will be made by the mortgagor during the applicable interest-only period.

If you are purchasing offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans may have a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the mortgage loans could result in the loss of all or part of your initial investment.

Reinvestment Risk

The total return on your investment will be reduced if principal distributions received on your certificates cannot be reinvested at a rate as high as the stated pass-through rate.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed interest rate mortgage loans decline to levels which these mortgagors regard as acceptable, even if such mortgage interest rates and monthly payments may be significantly higher than current mortgage interest rates and monthly payments on the mortgagors’ adjustable rate mortgage loans.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at such high prevailing interest rates may be relatively small.

Weighted Average Life Volatility

One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

•	The “weighted average life” of an offered certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to the investor.

Low rates of prepayment may result in the extension of the weighted average life of a certificate. High rates of prepayment may result in the shortening of the weighted average life of a certificate.

In general, if you purchase your certificates at par and the weighted average life of your certificates is extended beyond your anticipated time period, the market value of your certificates may be adversely affected.

The sensitivities of the weighted average lives of the offered certificates to prepayments are illustrated in the tables appearing in Appendix C. These illustrations are based on prepayment and other

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assumptions which are unlikely to match the actual experience on the mortgage loans. Therefore, your results will vary.

See “Risk Factors—Prepayments May Adversely Affect Yield,” “—Interest Only Mortgage Loans May Have Higher Risk of Default or Rates of Prepayment” and “Prepayment and Yield Considerations” in this free writing prospectus.

OPTIONAL TERMINATION

The majority holder of the Class CE Certificates, or if there is no majority holder of the Class CE Certificates, the depositor, may, at its option, subject to certain conditions including the then-remaining size of the pool, purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans and thereby effect early retirement of the certificates. See “The Pooling and Servicing Agreement—Optional Termination of the Trust” in this free writing prospectus.

FEDERAL INCOME TAX STATUS

The securities administrator will elect to treat the assets of the trust (exclusive of the arrangement intended to protect against basis risk for certain of the certificates, the interest rate swap agreement, the excess reserve fund account, the supplemental interest trust account and certain prepayment penalties), as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Certain Material Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences” in the prospectus.

LEGAL INVESTMENT

The Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

The Class M-6, Class M-7 and Class M-8 Certificates will not constitute “mortgage related securities” under this act.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you may be subject to restrictions on investment in the offered certificates and are encouraged to consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposition of the offered certificates.

See “Legal Investment” in this free writing prospectus and in the prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement subject to ERISA, the Internal Revenue Code or any federal, state or local law which is, to a material extent, similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations referred to above.

The residual certificates may not be purchased by or transferred to a plan or a person acting on behalf of or investing the assets of a plan. See “Description of the Certificates—Restrictions on Transfer of the Residual Certificates” and “ERISA Considerations” in this free writing prospectus.

See “ERISA Considerations” in this free writing prospectus and in the prospectus.

PERIODIC REPORTS

The securities administrator will file periodic reports with the SEC on behalf of the issuing entity under the name “Wells Fargo Home-Equity Asset-Backed Securities 2006-1 Trust” (File No. 333-131594-01).

See “Where You Can Find More Information” in the prospectus.

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RISK FACTORS

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Prepayments May Adversely Affect Yield

     The rate of distributions of principal and the yield to maturity on your certificates will be directly related to the rate of payments of principal on the mortgage loans and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and similar events). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

The rate of principal payments on the mortgage loans will be affected by, among other things:

•	prepayment penalties on certain of the mortgage loans, which may discourage mortgagors from prepaying their mortgage loans during the applicable period;

•	the amortization schedules of the mortgage loans;

•	the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

•	liquidations of defaulted mortgage loans;

•	repurchases of mortgage loans by the depositor (a) as a result of defective documentation or breaches of representations and warranties or (b) which are required to be transferred to the sponsor in order to permit the sponsor to exercise rights which it may have against the originator of the mortgage loans;

•	optional purchases by the depositor of delinquent mortgage loans ;

•	the optional purchase by the majority holder of the Class CE Certificates, or if there is no majority holder of the Class CE Certificates, the depositor, of all of the mortgage loans in connection with the termination of the trust fund; and

•	general solicitations for refinancing by mortgage originators (including the sponsor).

     Prepayment penalty information with respect to the mortgage loans is set forth in the table appearing in Appendix A hereto.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic and social factors and will depend greatly on the level of mortgage interest rates:

•	If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.

•	Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

•	The prepayment behavior of the adjustable rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors.

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•	Adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

     If the level of overcollateralization falls below what is required under the pooling and servicing agreement, excess interest and, in certain situations, net swap payments will be paid to the certificates as principal. This will have the effect of reducing the total principal balance of the certificates faster than the aggregate unpaid principal balance of the mortgage loans until the required level of overcollateralization is reached.

     If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the mortgage loans occur at a rate slower than you expected, there may be a negative effect on the yield to maturity of your certificates. In considering the rate of principal payments on the mortgage loans, you should consider that certain of the mortgage loans are interest only mortgage loans. With respect to an interest only mortgage loan, no scheduled payments of principal will be made by the mortgagor during the applicable interest-only period.

     If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, there may be a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the mortgage loans could result in a loss of all or part of your initial investment.

     You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity for certificates purchased at a price other than par.

     See “—Interest Only Mortgage Loans May Have Higher Risk of Default or Rates of Prepayment” below and “Summary Information—Effects of Prepayments on Your Investment Expectations” and “Prepayment and Yield Considerations” for descriptions of factors that may influence the rate and timing of prepayments on the mortgage loans.

There is a Risk That Interest Payments on the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

     Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the interest-bearing certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the trust (including, but not limited to, certain payments payable by the supplemental interest trust pursuant to the interest rate swap agreement). After these financial obligations of the trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the required overcollateralization level. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

•	When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

•	If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

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•	The pass-through rates of the interest-bearing certificates are based on one-month LIBOR, while the adjustable rate mortgage loans have rates that are adjustable based on indexes that are different from one-month LIBOR and the fixed rate mortgage loans have rates that do not adjust. As a result, the pass-through rates on the interest-bearing certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

Effects of Mortgage Interest Rates and Other Factors on the Pass-Through Rates of the Offered Certificates

     The yields to maturity on the offered certificates may be affected by the inclusion of fixed rate mortgage loans in the mortgage pool and the resetting of the mortgage interest rates on the adjustable rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable rate mortgage loans are based on six-month LIBOR and one-year CMT and do not adjust for periods ranging from one to three years after the dates of their origination, while the pass-through rates on the interest-bearing certificates are based on one-month LIBOR, are subject to the pool cap and are adjusted monthly. This mismatch of indexes and adjustment frequency may cause the one-month LIBOR-based pass-through rates on the interest-bearing certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on those certificates, and could result in the limitation of the pass-through rates on some or all of those certificates by the pool cap and could therefore adversely affect the yield to maturity on such certificates. The pool cap is equal to the weighted average of the interest rates on the mortgage loans (adjusted for net swap payments to or from the swap provider), net of certain expenses of the trust. In addition, you should note that the pool cap will decrease if any of the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the pool with relatively low mortgage interest rates, which will increase the likelihood that the pool cap will apply to limit the pass-through rates on one or more classes of the offered certificates.

     If the pass-through rate on any class of the interest-bearing certificates is limited by the pool cap for any distribution date, the resulting cap carryover amounts may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust (including, but not limited to, certain payments payable by the supplemental interest trust pursuant to the interest rate swap agreement). See “Description of the Certificates—Application of Monthly Excess Cashflow Amounts” in this free writing prospectus. The ratings on the offered certificates will not address the likelihood of any such recovery of cap carryover amounts by holders of such certificates.

     Amounts distributed on the Class A and Class M Certificates in respect of shortfalls due to the application of the pool cap may be supplemented by net swap payments received under the interest rate swap agreement, to the extent that the floating payment by the swap provider exceeds the fixed payment by the supplemental interest trust on any distribution date and such amount is available in the priority described in this free writing prospectus. However, the amount received from the swap provider under the interest rate swap agreement may be insufficient to pay holders of the applicable certificates the full amount of interest which they would have received absent the limitations due to the application of the pool cap. The ratings on the offered certificates will not address the likelihood of the receipt of any cap carryover amounts.

There Are Risks in Holding Subordinated Certificates

     The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield or the weighted average life of your certificates:

•	Because each class of subordinated certificates receives interest and principal distributions after the senior certificates and each lower-numbered class of subordinated certificates, if any, receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

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•	If the servicer does not advance a delinquent payment on a mortgage loan because the servicer determines that such amount will not be recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will disproportionately impact the subordinated certificates.

•	The subordinated certificates are not expected to receive principal distributions until, at the earliest, June 2009 (unless the principal balance of the senior certificates is reduced to zero prior to such date) or such later date as provided in this free writing prospectus or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels described herein. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M Certificates, the holders of such certificates have a greater risk of suffering losses on their investments.

•	Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the certificates. If there is no or insufficient overcollateralization, losses will be allocated to the subordinated certificates in reverse order of payment priority. A loss allocation results in a reduction in a principal balance without a corresponding distribution of cash to the holder. A lower principal balance will result in less interest accruing on the certificate.

•	The earlier in the transaction that a loss on a mortgage loan occurs that results in a loss on a subordinated certificate, the greater the impact on the yield to such subordinated certificate.

     See “Description of the Certificates” and “Prepayment and Yield Considerations” in this free writing prospectus for more detail.

High Loan-to-Value Ratios Increase Risk of Loss

     Mortgage loans with high loan-to-value ratios leave the mortgagor with little to no equity in the related mortgaged property. Approximately 26.10% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) had loan-to-value ratios at origination in excess of 80.00%. No mortgage loan had an original loan-to-value ratio exceeding 100%. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. Information with respect to loan-to-value ratios is set forth in the tables appearing in Appendix A hereto.

Coverage Under Lender-Paid Primary Mortgage Insurance Policies Will Be Lost if Wells Fargo Bank, N.A.
     Does Not Pay Premiums

     Approximately 52.87% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) with loan-to-value ratios over 80% are covered by existing lender-paid primary mortgage insurance policies. These policies were acquired by Wells Fargo Bank, N.A. from various providers and will be assigned by Wells Fargo Bank, N.A. to the trust on the closing date. Wells Fargo Bank, N.A., as servicer, will be obligated to pay the premiums on the primary mortgage insurance policies. Wells Fargo Bank, N.A. will covenant that in the event it is removed as servicer, it will continue to pay any such premiums if the successor servicer does not undertake to pay such premiums. In the event of a servicing transfer where the successor servicer does not assume the payment of such premiums, investors should consider that if Wells Fargo Bank, N.A. does not fulfill its covenant to pay the related premiums, the related primary mortgage insurance coverage will be cancelled.

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There is No Assurance That Amounts Will Be Received Under the Interest Rate Swap Agreement

     Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this free writing prospectus to pay interest, principal and basis risk shortfalls. However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on that distribution date. This will only occur in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.36%. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover losses on the mortgage loans or interest shortfalls arising from the operation of the pool cap or to maintain the required overcollateralization. In addition, to the extent that distributions on the Class A and Class M Certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the receipt of such payments will be subject to the credit risk of the swap provider under the interest rate swap agreement. The credit ratings of the swap provider as of the date of this free writing prospectus are lower than the ratings assigned to the Class A Certificates. See “Description of the Certificates—The Interest Rate Swap Agreement” and “—Supplemental Interest Trust Account” in this free writing prospectus.

The Credit Rating of the Swap Provider Could Affect the Rating of the Offered Certificates

     The swap provider under the interest rate swap agreement will have, as of the date of this free writing prospectus, long-term debt ratings as set forth under “Description of the Certificates—The Interest Rate Swap Agreement.” The ratings on the Class A and Class M Certificates are dependent in part on the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and an arrangement satisfactory to the rating agencies is not obtained in accordance with the terms of the interest rate swap agreement, the ratings on the Class A and Class M Certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the Class A and Class M Certificates may be adversely affected. See “Description of the Certificates—The Interest Rate Swap Agreement” and “—Supplemental Interest Trust Account” in this free writing prospectus.

Payments Due to the Swap Provider May Result in Losses on Certificates

     Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders of the Class A and Class M Certificates, and may reduce the pass-through rates of the such certificates. If the rate of prepayment on the mortgage loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may remain outstanding longer than the aggregate unpaid principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider (other than a swap termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution of interest and principal to certificateholders of the Class A and Class M Certificates.

     Upon early termination of the interest rate swap agreement, the trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the business day prior to the related distribution date, and, until paid in full, one business day prior to any subsequent distribution dates, generally prior to any distribution to the Class A and Class M Certificates. This feature may result in losses on such certificates. Due to the priority of distributions, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the Class A Certificates and one or more classes of subordinated certificates may suffer a loss as a result of such payment.

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     Investors should note that the level of one- month LIBOR as of the date of this free writing prospectus is approximately 5.0812% which means the supplemental interest trust will make a net swap payment to the swap provider unless and until one-month LIBOR equals approximately 5.36%.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters

     The yield to maturity on the certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions or might experience weaker housing markets or inflated housing prices and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar home equity asset-backed securities without such concentration. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods, hurricanes and tornadoes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered by flood insurance for the maximum amount available, such maximum amount will generally be significantly smaller than the unpaid principal balance of the related mortgage loan. In addition, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. California is the only state to have a concentration of mortgaged properties in excess of 10% (by aggregate unpaid principal balance as of the cut-off date) of the mortgage pool.

     Any deterioration in housing prices in the regions in which there is a significant concentration of mortgaged properties, as well as the other regions in which the mortgaged properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquencies and losses on the mortgage loans. Such delinquencies and losses, if they occur, may have an adverse effect on the yield to maturity of your certificates, especially if they are subordinated. Also, any increase in the market value of properties located in the regions in which the mortgaged properties are located, would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

     The concentrations of mortgaged properties by state and geographic areas are identified in Appendix A.

There Are Risks Relating to Balloon Loans

     Approximately 1.92% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) are balloon loans. Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. The ability of a mortgagor to refinance a balloon loan may be limited because the mortgagors are “subprime” borrowers who may not have many acceptable refinancing options available. In addition, the servicer will not make advances with respect to the unpaid principal balance remaining at maturity of a balloon loan. Information relating to balloon loans is set forth in Appendix A.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment

     There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the tables appearing in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor’s prior securitizations involving the depositor.

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     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area or zoning or environmental restrictions preventing additions to the housing supply in an area. To the extent that credit enhancements do not cover such losses, the yield on the offered certificates may be adversely impacted.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

     Delinquencies on the mortgage loans which are not advanced by the servicer (because the servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. The servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the mortgage loan. The servicer will be entitled to recover from amounts on deposit in the distribution account any advances previously made which it subsequently determines to be nonrecoverable prior to any distribution on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances or from the reimbursement of advances which the servicer determines to be nonrecoverable will be borne first by the excess cashflow and then by the subordinated certificates (in reverse numerical order), and then by the senior certificates.

     Current interest shortfalls in excess of the monthly excess interest amount will adversely affect the yields on the offered certificates. In addition, losses generally will be borne by the subordinated certificates, as described in this free writing prospectus under “Description of the Certificates—Allocation of Losses.” As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

Interest Only Mortgage Loans May Have Higher Risk of Default or Rates of Prepayment

     Approximately 3.23% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) are interest only mortgage loans which require only the payment of interest for a term specified in the related mortgage note. See the table with the heading “Remaining Interest Only Terms” appearing in Appendix A. At the end of the interest only term, the payments on each such mortgage loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such mortgage loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such mortgage loan. In underwriting an interest only mortgage loan, the ability of the mortgagor to make payments in respect of principal is not considered.

     For interest only mortgage loans that are adjustable rate mortgage loans, the increase in the mortgagor’s monthly payment attributable to principal may occur when the mortgagor’s monthly interest payment is increasing as a result of an increase in the mortgage interest rate on the related adjustment date. The combination of these two factors occurring simultaneously may significantly increase the risk of default of such mortgage loan.

     In addition, the increase in the monthly payment to be made by a mortgagor may induce the mortgagor to refinance such mortgage loan which would result in a prepayment of such mortgage loan.

Information relating to interest only mortgage loans is set forth in Appendix A.

The Rate of Default on Mortgage Loans that are Secured by Investor Properties May be Higher Than on
     Other Mortgage Loans

     Approximately 2.02% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition

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to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

FICO Scores May Not Accurately Predict the Likelihood of Default

     The sponsor generally uses FICO scores as part of its underwriting process. The table appearing in Appendix A shows FICO scores for the mortgagors obtained at the time of origination of their mortgage loans. A FICO score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the expected life of a mortgage loan. Furthermore, FICO scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, FICO scores do not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the depositor nor the sponsor makes any representations or warranties as to any borrower’s current FICO score, the actual performance of any mortgage loan or that a particular FICO score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Decrement and Sensitivity Tables are Based Upon Assumptions and Models

     The decrement tables set forth in Appendix C have been prepared on the basis of the structuring assumptions described under “Prepayment and Yield Considerations” and the characteristics of the assumed mortgage loans set forth in the table appearing in Appendix B. There will likely be discrepancies between the characteristics of the actual mortgage loans included in the mortgage pool and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of initial principal balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates). In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables, the principal balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables.

     The models used in this free writing prospectus for prepayments also do not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans will prepay at any of the rates specified. The assumed percentages of the applicable prepayment assumptions shown in the Appendices are for illustrative purposes only. For a description of the prepayment assumptions, see “Prepayment and Yield Considerations” in this free writing prospectus. The actual rates of prepayment of the mortgage loans may not correspond to any of the assumptions made in this free writing prospectus. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables appearing in Appendix C.

United States Military Operations May Increase Risk of Shortfalls in Interest

     As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, as it may be amended from time to time, or any comparable state law will apply. A substantial portion of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which will be borne by all classes of interest-bearing certificates, to the extent not covered by the monthly excess interest amount for the applicable distribution date. None of the depositor, the sponsor, the servicer, the underwriter or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See “Description of the Certificates—Interest Distributions” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

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Residual Certificates Have Transfer Restrictions and May Have Adverse Tax Consequences

     The residual certificates will be the sole “residual interests” in the REMICs for federal income tax purposes. Holders of the residual certificates must report as ordinary income or loss the net income or the net loss of each related REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the residual certificates other than the distribution of their principal balances. Due to their tax consequences, the residual certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the residual certificates may not be acquired by ERISA plans or similar governmental plans.

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FORWARD LOOKING STATEMENTS

     This free writing prospectus and the prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under “Risk Factors” and “Prepayment and Yield Considerations” and in the Appendices. Forward-looking statements are also found elsewhere in this free writing prospectus and the prospectus, and may be identified by, among other things, accompanying language including the words “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Depositor’s control. These forward-looking statements speak only as of the date of this free writing prospectus. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the Depositor’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

THE SPONSOR

     The Sponsor, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.

     See “The Sponsor,” “The Sponsor’s Mortgage Loan Programs,” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements” in the prospectus for more information about the Sponsor, its securitization programs, underwriting criteria and procedures used to originate the Mortgage Loans and its material roles and duties in this securitization.

STATIC POOL INFORMATION

     Information concerning the Sponsor’s prior originations and purchases of Fixed Rate First Lien Subprime Loans and Adjustable Rate First Lien Subprime Loans is available on the internet at http://www.securitieslink.com/ staticpools.

     Without charge or registration, by clicking on the link in the row entitled “WFHET 2006-1,” investors can view on this website the following information:

•	summary information regarding original characteristics of the Sponsor’s prior originations and purchases of Fixed Rate First Lien Subprime Loans and Adjustable Rate First Lien Subprime Loans; and

•	delinquency, cumulative loss, and prepayment information by vintage year for the five years preceding the date of first use of this free writing prospectus regarding the Sponsor’s prior originations and purchases of Fixed Rate First Lien Subprime Loans and Adjustable Rate First Lien Subprime Loans.

     In the event any changes or updates are made to the information available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at 7430 New Technology Way, Frederick, Maryland 21703 Attention: Vice President, Structured Finance, telephone number (301) 846-8881.

     The static pool reports available on the Sponsor’s website relating to any information prior to January 1, 2006 are not deemed to be part of this free writing prospectus, the prospectus or the Depositor’s registration statement.

     Static pool performance may have been affected by various factors relating to the underlying borrower’s personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of

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self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor’s equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool performance. See “The Sponsor’s Mortgage Loan Programs\Mortgage Loan Underwriting” in the prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the Sponsor’s static pool performance data may not be indicative of the future performance of the Mortgage Loans.

     For additional information concerning the static pool information available on the website set forth above, see “Static Pool Information” in the prospectus.

THE DEPOSITOR

     Wells Fargo Asset Securities Corporation (the “Depositor”) is a direct, wholly owned subsidiary of Wells Fargo Bank, N.A. and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Depositor was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Depositor, was merged into and with the Depositor. On April 17, 2000, the Depositor changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

     The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities and home equity asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

     The Depositor will have limited obligations and rights under the Pooling and Servicing Agreement after the Closing Date, including, but not limited to, repurchasing or substituting Mortgage Loans due to breaches of representations and warranties or as a result of defective documentation, repurchasing at its option certain Mortgage Loans that have become delinquent or, in the circumstances described in the prospectus under “Description of the Securities—Termination” repurchasing all of the Mortgage Loans (provided there is no majority holder of the Class CE Certificates).

     The Depositor maintains its principal office at 7430 New Technology Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

     See “The Depositor” in the prospectus for more information about the Depositor.

THE ISSUING ENTITY

     Wells Fargo Home Equity Asset-Backed Securities 2006-1 Trust will be a New York common law trust (the “Issuing Entity” or the “Trust”), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling and Servicing Agreement. The Trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31. The Trust will be administered by the Trustee and the Securities Administrator pursuant to the terms of the Pooling and Servicing Agreement.

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THE TRUSTEE

     HSBC Bank USA, National Association (“HSBC Bank”) will act as trustee (the “Trustee”) under the Pooling and Servicing Agreement. HSBC Bank is a national banking association. The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust or at such other address as the Trustee may designate from time to time.

     As of March 31, 2006, HSBC Bank is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

     The Trustee has limited administrative responsibilities under the terms of the Pooling and Servicing Agreement. The Trustee is not responsible for securities administration, does not monitor access to and activity in the Distribution Account or compliance with covenants in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee will be required to make Advances to the limited extent described herein if the Servicer, fails to make an Advance required under the Pooling and Servicing Agreement. See “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

     The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing it duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

     See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements—The Trustee” in the prospectus for more information about the Trustee and its obligations and rights (including the right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

THE SECURITIES ADMINISTRATOR

     The Corporate Trust Services division of Wells Fargo Bank will act as securities administrator (the “Securities Administrator”). Wells Fargo Bank’s principal office for purposes of securities administration is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and the office for certificate transfer services is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. The telephone number of the Securities Administrator is (410) 884-2000. In such capacity, the Securities Administrator is responsible for pool performance calculation, distribution calculations, the preparation of monthly distribution reports and the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements), and annual reports on Form 10-K and certain reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust.

     Under the Pooling and Servicing Agreement, any good faith interpretation of the Securities Administrator of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Securities Administrator concludes are ambiguous or unclear will be binding on certificateholders.

See “The Sponsor” in the prospectus for more information about Wells Fargo Bank.

PAYING AGENT

     The Corporate Trust Services division of Wells Fargo Bank will also act as paying agent (the “Paying Agent”) under the Pooling and Servicing Agreement. The Paying Agent is responsible for making distributions to certificateholders. For so long as the Paying Agent and the Securities Administrator are the same entity, on each Distribution Date the Paying Agent will make withdrawals from the Distribution Account to make payments to

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certificateholders. If the Paying Agent and the Securities Administrator are no longer the same entity, the Paying Agent will establish and maintain a separate trust account (the “Payment Account”) and on the business day prior to each Distribution Date, the Securities Administrator will deposit funds from the Distribution Account into the Payment Account and the Paying Agent will make payments to certificateholders with the funds in the Payment Account on the related Distribution Date.

     See “The Sponsor” in the prospectus for more information about Wells Fargo Bank.

THE SERVICER

     The Sponsor, as “Servicer,” will service all of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. Among other things, the Servicer is obligated to advance delinquent payments of principal and interest with respect to the Mortgage Loans to the extent it deems these payments to be recoverable. As of the date of this free writing prospectus, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

     The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, although the Servicer has not engaged any subservicers as of the date of this free writing prospectus. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans.

     See “The Sponsor” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements” in the prospectus for more information about the Servicer, the Servicer’s experience, it servicing procedures and its obligations under the Pooling and Servicing Agreement.

     All of the Mortgage Loans will be Type 1 Loans. See “Description of the Securities—Available Funds” in the prospectus.

     See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements” in the prospectus.

THE CUSTODIAN

     The Corporate Trust Services division of Wells Fargo Bank will act as custodian (the “Custodian”) for the Mortgage Files pursuant to the custodial agreement, dated the Closing Date (the “Custodial Agreement”) among the Trustee, the Depositor, the Servicer and the Custodian. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

     The Custodian will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the certificateholders. The Custodian will segregate the Mortgage Files by boarding each in an electronic tracking system, which identifies the owner of the Mortgage File and the Mortgage File’s specific location in the Custodian’s vault.

     See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements—Assignment of Mortgage Loans; Representations and Warranties; Repurchases” in the prospectus for more information about the Custodian and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

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ROLES OF WELLS FARGO BANK

     As discussed herein, Wells Fargo Bank is the Sponsor and will act as the Securities Administrator, the Paying Agent, the Custodian and the Servicer with respect to the Mortgage Loans. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Securities Administrator, Paying Agent and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, acting through different personnel, will be performing these functions. See “Summary Information—Affiliations” in this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

General

     The Trust will issue four Classes of senior certificates designated as the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Class A Certificates”) and three Classes of senior residual certificates designated as the Class R, Class R-C and Class R-X Certificates (collectively, the “Residual Certificates” and, together with the Class A Certificates, the “Senior Certificates”). The Trust will also issue (i) eleven Classes of mezzanine certificates (collectively, the “Class M Certificates”) designated as the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, (ii) the Class CE Certificates (the “Class CE Certificates” and, together with the Class M Certificates, the “Subordinated Certificates”) and (iii) the Class P Certificates (the “Class P Certificates”). The Senior Certificates, the Subordinated Certificates and the Class P Certificates are collectively referred to herein as the “Certificates.” Only the Class A, Residual, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates are offered hereby (collectively, the “Offered Certificates”).

     The Offered Certificates will have the respective original Principal Balances specified in the table beginning on page 7 hereof, subject to a permitted variance due to an adjustment of the Mortgage Pool. The Offered Certificates will be issued initially in the forms and denominations set forth in the table beginning on page 7.

     Distributions on the Certificates will be made by the Paying Agent on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in June 2006 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the applicable Record Date. The “Record Date” with respect to each Distribution Date and the Offered Certificates (other than the Residual Certificates) is the business day immediately preceding such Distribution Date; provided, however, that if any Offered Certificates become Definitive Certificates, the Record Date for such Certificates will be the last business day of the preceding month. The “Record Date” with respect to each Distribution Date and the Residual Certificates will be the last business day of the preceding month.

Allocation of Available Funds

     Distributions to holders of each Class of Certificates will be made on each Distribution Date from Available Funds. “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including amounts in respect of indemnification of the Servicer, the Servicing Fee and any accrued and unpaid Servicing Fee and amounts payable to the Securities Administrator, the Paying Agent and the Trustee in respect of certain expenses and indemnification:

     (i) the aggregate amount of monthly payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date;

     (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties), Insurance Proceeds (including any payments received under any LPMI Policy), condemnation proceeds, Subsequent Recoveries and Liquidation Proceeds, net of certain expenses and excluding any Liquidation Profits, received during the related Prepayment Period;

     (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date;

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     (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Distribution Account during the related Prepayment Period;

     (v) any Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period;

     (vi) any Reimbursement Amount deposited to the Distribution Account during the related Prepayment Period; and

     (vii) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

     Available Funds excludes any prepayment penalties received by the Servicer with respect to the Mortgage Loans. Any such prepayment penalties will be distributed to the holders of the Class P Certificates and no other Class of Certificates will have any entitlement to receive such amounts under any circumstances.

     The “Collection Period” with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

     The “Prepayment Period” with respect to any Distribution Date is a Prior Month Receipt Period. See “Description of the Securities—Available Funds” in the prospectus for a description of Prior Month Receipt Period.

Interest Distributions

     On each Distribution Date, the Paying Agent will distribute the Interest Remittance Amount in the following order of priority to the extent available:

first, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date;

second, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the applicable Interest Carry Forward Amount thereon for such Distribution Date;

third, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

fourth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

 fifth, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

sixth, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

seventh, to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

eighth, to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

ninth, to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

tenth, to the Class M-8 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

eleventh, to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

twelfth, to the Class M-10 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

thirteenth, to the the Class M-11 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

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     fourteenth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the “Monthly Excess Interest Amount” for such Distribution Date, will be applied as described below under “—Application of Monthly Excess Cashflow Amounts.”

     On any Distribution Date, any Relief Act Shortfalls, any Prepayment Interest Shortfalls resulting from prepayments in full, to the extent not covered by Compensating Interest paid by the Servicer, and any Prepayment Interest Shortfalls resulting from partial principal prepayments (the total of such amounts for any Distribution Date, the “Current Interest Shortfall”), will be allocated first, to reduce any Monthly Excess Interest Amount for such Distribution Date, and thereafter, to reduce the Accrued Certificate Interest with respect to the interest-bearing Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date without regard to the allocation of these shortfalls. The holders of the interest-bearing Certificates will not be entitled to reimbursement for any such interest shortfalls.

     “Accrued Certificate Interest” for each Class of interest-bearing Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Principal Balance of such Class of Certificates, minus such Class’s Interest Percentage of the excess of (i) the Current Interest Shortfall for such Distribution Date, if any, over (ii) the Monthly Excess Interest Amount for such Distribution Date.

     The “Interest Accrual Period” for any Distribution Date and the interest-bearing Certificates will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. The Class CE, Class P and Residual Certificates do not accrue interest.

     The “Interest Carry Forward Amount” means for any Class of interest-bearing Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest for the prior Distribution Date and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

     The “Interest Percentage” is, with respect to any Class of interest-bearing Certificates and any Distribution Date, the ratio of the Accrued Certificate Interest for such Class to the Accrued Certificate Interest for all Classes of interest-bearing Certificates, in each case with respect to such Distribution Date and without regard to any Current Interest Shortfall.

The “Interest Remittance Amount” means as of any Distribution Date, the excess of:

(a)	the sum, without duplication, of:

(i) all interest collected with respect to the related Collection Period on the Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date and any interest advanced by the Servicer on the Mortgage Loans with respect to the related Collection Period (less the Servicing Fee for the Mortgage Loans, amounts available for reimbursement of Advances and Servicing Advances with respect to such Mortgage Loans as described in the prospectus under “Description of the Securities—Advances in Respect of Delinquencies,” amounts in respect of indemnification and other reimbursable expenses pursuant to the Pooling and Servicing Agreement);

(ii) all Compensating Interest paid by the Servicer on such Distribution Date with respect to the Mortgage Loans;

(iii) the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, Termination Price, Liquidation Proceeds (net of certain expenses and excluding any Liquidation Profits) or Insurance Proceeds (including any payments received under the LPMI Policies) relating to interest with respect to the Mortgage Loans received during the related Prepayment Period; and

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(iv) the portion of any Reimbursement Amount relating to interest on the Mortgage Loans received during the related Prepayment Period.

     over (b) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

     “Relief Act Shortfalls” are any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Relief Act or similar state laws.

Principal Distributions

     (I) With respect to each Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Certificates in the following order of priority:

     first, (a) with respect to each Distribution Date prior to the Subordination Depletion Date, concurrently, to the Class R, Class R-C and Class R-X Certificates, pro rata, and then sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and (b) with respect to each Distribution Date on or after the Subordination Depletion Date, concurrently, to the Class R, Class R-C, Class R-X, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata;

     second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates; and

     third, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under “—Application of Monthly Excess Cashflow Amounts.”

     (II) With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Certificates in the following order of priority:

     first, (a) with respect to each Distribution Date prior to the Subordination Depletion Date, concurrently, to the Class R, Class R-C and Class R-X Certificates, pro rata, up to an amount equal to the Senior Principal Distribution Amount, and then sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to an amount equal to the Senior Principal Distribution Amount and (b) with respect to each Distribution Date on or after the Subordination Depletion Date, concurrently to the Class R, Class R-C, Class R-X, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, up to an amount equal to the Senior Principal Distribution Amount;

     second, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount;

     third, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount;

     fourth, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount;

     fifth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount;

     sixth, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount;

     seventh, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount;

     eighth, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount;

     ninth, to the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount;

     tenth, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount;

     eleventh, to the Class M-10 Certificates, up to the Class M-10 Principal Distribution Amount;

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     twelfth, to the Class M-11 Certificates, up to the Class M-11 Principal Distribution Amount; and

     thirteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under “—Application of Monthly Excess Cashflow Amounts.”

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

     “Class M-1 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 72.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

     “Class M-2 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 78.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

     “Class M-3 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 81.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

     “Class M-4 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 84.60% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

     “Class M-5 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 87.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

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     “Class M-6 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 90.20% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

     “Class M-7 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 92.80% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

     “Class M-8 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking payments into account the payments of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking payments into account the payments of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 94.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

     “Class M-9 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of

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the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 95.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

     “Class M-10 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 96.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

     “Class M-11 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 98.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

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     “Extra Principal Distribution Amount” means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount plus any Net Swap Payment to the Trust (only to the extent necessary to restore the Overcollateralization Amount to the Targeted Overcollateralization Amount as a result of current or prior Realized Losses not previously reimbursed) for such Distribution Date, after reduction (but not below zero) by any Current Interest Shortfall and (y) the Overcollateralization Deficiency for such Distribution Date.

     “Overcollateralization Amount” means as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Principal Balance of all Classes of Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Principal Balance as a result of Subsequent Recoveries).

     “Overcollateralization Deficiency” means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Principal Balances of all Classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

     “Overcollateralization Floor” means as of any Distribution Date, the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cutoff Date.

     “Overcollateralization Release Amount” means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

     The “Principal Balance” with respect to any Class of Certificates (other than the Class CE and Class P Certificates, which have no Principal Balance) and any Distribution Date, will equal the principal balance of such Class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

•	all amounts distributed on previous Distribution Dates on such Class on account of principal; and

•	any Applied Realized Loss Amounts allocated to such Class for previous Distribution Dates;

and increased by:

•	any Subsequent Recoveries allocated to such Class for previous Distribution Dates.

     “Principal Distribution Amount” means as of any Distribution Date, (a) the sum of (i) the Principal Remittance Amount and (ii) the Extra Principal Distribution Amount, if any, minus (b) the Overcollateralization Release Amount, if any.

     “Principal Remittance Amount” means with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the excess of:

     (a) the sum (less amounts available for reimbursement of Advances and Servicing Advances as described in the prospectus under “Description of the Securities—Advances in Respect of Delinquencies,” amounts in respect of indemnification and other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection Period:

     (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the Determination Date for such Distribution Date, including any Advances with respect thereto,

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     (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period,

     (iii) the Insurance Proceeds (including any amounts received under the LPMI Policies), Subsequent Recoveries and Liquidation Proceeds (net of certain expenses and excluding any Liquidation Profits) allocable to principal actually collected by the Servicer during the related Prepayment Period,

     (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period,

     (v)   any Substitution Adjustments received during the related Prepayment Period, and

     (vi)  on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal;

     over (b) to the extent any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause (B) of the definition of “Interest Remittance Amount”), the amount of such excess.

     “Senior Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Principal Balance of the Class M Certificates before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

     “Senior Principal Distribution Amount” means as of any Distribution Date, the excess of (a) the aggregate Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 65.90% and (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the Overcollateralization Floor.

     “Senior Specified Enhancement Percentage” means approximately 34.10%.

     “60+ Day Delinquent Loan” means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

     “Stepdown Date” means the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Principal Balance of the Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in June 2009 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     “Subordination Depletion Date” means the Distribution Date on which the aggregate Principal Balance of the Class M Certificates is reduced to zero and the Overcollateralization Amount is reduced to zero.

     “Subsequent Recovery” means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the Distribution Date relating to the Prepayment Period in which received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amount for the Class of Class M Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the Class with the next highest distribution priority), and the Principal Balance of such Class or Classes of the Class M Certificates will be increased by the same amount.

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     “Targeted Overcollateralization Amount” means as of any Distribution Date, (x) prior to the Stepdown Date, approximately 0.75% of the Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred for such Distribution Date, the greater of (a) approximately 1.50% of the Pool Balance as of the last day of the related Collection Period and (b) 0.50% of the Pool Balance on the Cut-off Date and (ii) if a Trigger Event has occurred for such Distribution Date, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

     The level of overcollateralization for any Distribution Date is required to be equal to or greater than the Targeted Overcollateralization Amount.

     A “Trigger Event” has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans (as a percentage of the Pool Balance as of the last day of the related Collection Period) equals or exceeds 40.89% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance on the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage

June 2008 through May 2009	1.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
June 2009 through May 2010	2.75% for the first month, plus an additional 1/12th of 1.55% for each month thereafter
June 2010 through May 2011	4.30% for the first month, plus an additional 1/12th of 1.25% for each month thereafter
June 2011 through May 2012	5.55% for the first month, plus an additional 1/12th of 0.65% for each month thereafter
June 2012 and thereafter	6.20%

     “Unpaid Realized Loss Amount” means for any Class of Class M Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to such Class for all prior Distribution Dates, as described under “—Allocation of Losses” below, over (y) the cumulative amount of any Subsequent Recoveries allocated to such Class for all prior Distribution Dates.

Allocation of Losses

     Realized Losses will, in effect, be absorbed first by the Class CE Certificates, through the application of the Monthly Excess Cashflow Amount, to the extent available, to fund such deficiency, as well as through a reduction in the Overcollateralization Amount.

     If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any Principal Balances as a result of Subsequent Recoveries, the aggregate Principal Balance of the Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated, sequentially, to the Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective Principal Balances are reduced to zero. Any such reduction of a Principal Balance will not be reversed or reinstated unless there are Subsequent Recoveries; provided, however, that once the Principal Balance of a Class is reduced to zero, such Class will not be entitled to any Subsequent Recoveries. The amount of any allocation of such excess in reduction of a Principal Balance of a Class M Certificate is referred to as an “Applied Realized Loss Amount.” The Principal Balances of the Senior Certificates will not be reduced by any Applied Realized Loss Amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay such Classes of Certificates all interest and principal amounts to which they are entitled.

Application of Monthly Excess Cashflow Amounts

     The interest rates on Mortgage Loans are generally expected to be higher than the interest rates on the Certificates and the fees and expenses of the Trust, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a

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Collection Period less any Net Swap Payment to the Swap Provider and any Swap Termination Payment (not resulting from a Swap Provider Trigger Event) to the Swap Provider, together with interest on the Overcollateralization Amount itself, is the “Monthly Excess Interest Amount.”

     The “Net Mortgage Interest Rate” for each Mortgage Loan is the applicable Mortgage Interest Rate less the Servicing Fee Rate.

     If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

     On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or “stepdown.” If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust Fund.

     On any Distribution Date, the sum of (a) the Monthly Excess Interest Amount remaining after the application of such amount to cover any Current Interest Shortfall and to fund the Extra Principal Distribution Amount, (b) the Overcollateralization Release Amount and (c) any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates (other than the Class CE and Class P Certificates) is the “Monthly Excess Cashflow Amount,” which is required to be applied in the following order of priority (the “Monthly Excess Cashflow Allocation”) on such Distribution Date:

     (i) to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest for such Classes for such Distribution Date;

     (ii) to the Class A Certificates, pro rata, any Interest Carry Forward Amounts for such Classes for such Distribution Date;

     (iii) to the Class M-1 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (iv) to the Class M-1 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (v) to the Class M-2 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (vi) to the Class M-2 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (vii) to the Class M-3 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (viii) to the Class M-3 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (ix) to the Class M-4 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

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     (x) to the Class M-4 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (xi) to the Class M-5 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (xii) to the Class M-5 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (xiii) to the Class M-6 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (xiv) to the Class M-6 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (xv) to the Class M-7 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (xvi) to the Class M-7 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (xvii) to the Class M-8 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (xviii) to the Class M-8 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (xix) to the Class M-9 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (xx) to the Class M-9 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (xxi) to the Class M-10 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (xxii) to the Class M-10 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (xxiii) to the Class M-11 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

     (xxiv) to the Class M-11 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

     (xxv) to the Excess Reserve Fund Account, any Cap Carryover Amounts (without regard to Net Swap Payments made by the Swap Provider) for such Distribution Date;

     (xxvi) to the Supplemental Interest Trust Account, any Swap Termination Payments resulting from a Swap Provider Trigger Event for such Distribution Date; and

     (xxvii) to the Class CE Certificates, in the amounts specified in the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, once the Principal Balance of a Senior or Class M Certificate is reduced to zero, it will not be entitled to any further distributions from the Monthly Excess Cashflow Amount.

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Pass-Through Rates

     Interest for each Distribution Date will accrue on the interest-bearing Certificates during the related Interest Accrual Period at a per annum rate (the “Pass-Through Rate”) equal to the lesser of (i) one-month LIBOR plus the applicable margin set forth in the table beginning on page 7 (the “Formula Rate”) and (ii) the Pool Cap for such Distribution Date. During each Interest Accrual Period relating to the Distribution Dates after the Optional Termination Date, each of the margins will be “stepped-up” to the applicable margin set forth in the table beginning on page 7 if the optional termination right is not exercised.

     The Formula Rate (including the determination of one-month LIBOR) for each of the interest-bearing Certificates will be determined by the Securities Administrator as described in the prospectus under “Description of the Securities—Pass-Through Rates and Interest Rates Based on LIBOR” and may be obtained by telephoning the Securities Administrator at (301) 815-6600.

     The “Pool Cap” for any Distribution Date and for the interest-bearing Certificates will be (a) the sum of (i) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period and (ii) a percentage, expressed as a per annum rate, calculated as a fraction, the numerator of which is any Net Swap Payment owed to the Supplemental Interest Trust by the Swap Provider and the denominator of which is the Pool Balance as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate, calculated as a fraction, the numerator of which is the sum of (x) any Net Swap Payment owed to the Swap Provider and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

     If on any Distribution Date, the Accrued Certificate Interest for any Certificate is based on the Pool Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date if the Accrued Certificate Interest for such Certificate were not based on the Pool Cap over (ii) the amount of interest such Certificate received on such Distribution Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Formula Rate on such Certificate) will be the “Cap Carryover Amount.” Any Cap Carryover Amount for any Certificates will be paid on the same or future Distribution Dates from amounts that would otherwise be distributed on the Class CE Certificates. Any Cap Carryover Amounts will be paid from distributions from the Excess Reserve Fund Account in the priority specified under “—Excess Reserve Fund Account” and then, to the extent remaining unpaid, from distributions from the Supplemental Interest Trust in the priority specified under “—Supplemental Interest Trust Account” below.

The Interest Rate Swap Agreement

     On or before the Closing Date, the Securities Administrator, on behalf of a separate trust formed pursuant to the Pooling and Servicing Agreement (the “Supplemental Interest Trust”), will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with The Royal Bank of Scotland plc, as Swap Provider (the “Swap Provider”).

     On the business day prior to each Distribution Date beginning in June 2006 and ending in May 2011, the Securities Administrator will deposit into the Supplemental Interest Trust Account amounts, if any, owed to or received from the Swap Provider from which distributions as described under “—Supplemental Interest Trust Account” below will be made. The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but not of any REMIC.

     Under the Interest Rate Swap Agreement, on the business day prior to each Distribution Date, the Securities Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount equal to the product of (x) a fixed rate of 5.36% per annum, (y) the notional amount for such Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Securities Administrator, on behalf of the Supplemental Interest Trust, a floating

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amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the notional amount for such Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360. A net swap payment will be required to be made on the business day prior to each Distribution Date (each such net swap payment, a “Net Swap Payment”) (a) by the Supplemental Interest Trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider, to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

     The notional amount for the Interest Rate Swap Agreement and each Distribution Date is as set forth in Annex I to this free writing prospectus.

     The Interest Rate Swap Agreement will terminate immediately after the 60th Distribution Date unless terminated earlier upon the occurrence of a Swap Default, a Termination Event or an Additional Termination Event.

     The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that, with the giving of notice or lapse of time or both, would become a Swap Default, in each case in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Swap Early Termination has occurred nor has a termination date been effectively designated by the Swap Provider or the Securities Administrator under the Interest Rate Swap Agreement.

     Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date. With respect to Termination Events (including Additional Termination Events), an early termination date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice, and in some circumstances, after any Affected Party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

     Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust Account on the business day prior to the related Distribution Date, and, until paid in full, one business day prior to any subsequent Distribution Dates, generally prior to distributions to certificateholders.

     Any Swap Termination Payment due to the Swap Provider shall be paid on each applicable Distribution Date from the Supplemental Interest Trust. Amounts on deposit (other than amounts used to pay a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the Supplemental Interest Trust Account are deposited prior to interest and principal distributions on the Certificates. Therefore, any payments made to the Swap Provider from the Supplemental Interest Trust (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) are senior in priority to principal and interest distributions on the Certificates. Any Swap Termination Payment resulting from a Swap Provider Trigger Event owed by the Supplemental Interest Trust to the Swap Provider shall be paid by the Supplemental Interest Trust from funds deposited into the Supplemental Interest Trust Account after distributions to the Certificates (other than the Class CE and Class P Certificates) in accordance with the priorities set forth under “Description of the Certificates—Application of Monthly Excess Cashflow Amounts.”

     Upon a Swap Early Termination, the Securities Administrator, at the direction of the Depositor will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Supplemental Interest Trust receives a Swap Termination Payment from the Swap Provider, the Securities Administrator will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a

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replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment owing to the Swap Provider.

     On or after the Closing Date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the Interest Rate Swap Agreement, (ii) the Swap Provider may, subject to certain limitations on assignment set forth in the Interest Rate Swap Agreement (including but not limited to consent of the Securities Administrator), assign its obligations under the Interest Rate Swap Agreement to any institution, (iii) the Interest Rate Swap Agreement may be amended and/or (iv) the Interest Rate Swap Agreement may be terminated or replaced.

     If the Supplemental Interest Trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the Interest Rate Swap Agreement is terminated, interest distributable on the Certificates will be paid from amounts received on the Mortgage Loans without the benefit of the Interest Rate Swap Agreement or a substitute interest rate swap agreement.

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

“Affected Party” means an Affected Party as defined in the Interest Rate Swap Agreement.

     “Events of Default” under the Interest Rate Swap Agreement include the following standard events of default under the International Swap and Derivatives Association, Inc. Master Agreement, dated the Closing Date (the “ISDA Master”), between the Swap Provider and the Securities Administrator:

•	failure to pay or deliver,

•	bankruptcy and insolvency events, and

•	a merger without an assumption of the obligations under the Interest Rate Swap Agreement.

     “Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each Rating Agency shall have been given prior notice of that action and that each of the Rating Agencies shall have notified the Securities Administrator in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

     “Required Swap Provider Rating” means, with respect to a swap provider or entity guaranteeing the obligations of such swap provider, (x) either (i) if such swap provider or entity has only a long-term rating by Moody’s, a long-term senior, unsecured and unsubordinated debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such swap provider or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a senior, unsecured and unsubordinated debt obligation short-term rating (“Short-Term Rating”) of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and (y) (i) a Short-Term Rating of at least “A-1” by S&P or (ii) if such swap provider or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

     A “Swap Default” means an Event of Default under the Interest Rate Swap Agreement.

     A “Swap Early Termination” means the occurrence of an early termination date under the Interest Rate Swap Agreement.

     A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to the Swap Provider, (ii) a Termination Event under the Interest Rate Swap Agreement (other than illegality or a tax event) with respect to which the Swap Provider is

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the sole Affected Party or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

     The “Swap Termination Payment” means the amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

     A “Termination Event” under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•	a tax event (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

•	a tax event upon merger (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

     In addition, there are “Additional Termination Events” under the Interest Rate Swap Agreement consisting of the following events:

•	upon the irrevocable direction to dissolve or otherwise terminate the Trust or the Supplemental Interest Trust following which all assets of the Trust or the Supplemental Interest Trust, as applicable, will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

•	if the Pooling and Servicing Agreement is amended or modified without the prior written consent of the Swap Provider where written consent is required, and

•	upon a Downgrade Terminating Event or a Substitution Event.

     It shall be a “Downgrade Terminating Event” if (x) either of the Rating Agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Provider Rating (but the Swap Provider (or its guarantor) has a rating of at least “BBB-” or “A-3,” if applicable, by S&P) or either of the Rating Agencies withdraws its rating of the Swap Provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the Rating Agencies):

     (i) within the time period specified in the Interest Rate Swap Agreement with respect to such downgrade, the Swap Provider shall transfer the Interest Rate Swap Agreement, in whole, but not in part, to a swap provider that satisfies the Required Swap Provider Rating, subject to the satisfaction of the Rating Agency Condition;

     (ii) within the time period specified in the Interest Rate Swap Agreement with respect to such downgrade, the Swap Provider shall collateralize its exposure to the Trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider pursuant to an amendment to the Interest Rate Swap Agreement;

     (iii) within the time period specified in the Interest Rate Swap Agreement with respect to such downgrade, the obligations of such Swap Provider under the Interest Rate Swap Agreement shall be guaranteed by a person or entity that satisfies the Required Swap Provider Rating, subject to the satisfaction of the Rating Agency Condition; or

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     (iv) within the time period specified in the Interest Rate Swap Agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

     It shall be a “Substitution Event” if the Swap Provider (or its guarantor) has a rating of less than “BBB-” or “A-3,” if applicable, by S&P and within the time period specified in the Interest Rate Swap Agreement, such Swap Provider, while collateralizing its exposure to the Trust, fails to transfer the Interest Rate Swap Agreement at its sole cost and expense, in whole, but not in part, to a swap provider that satisfies the Required Swap Provider Rating, subject to satisfaction of the Rating Agency Condition.

     It will also be an additional termination event under the interest rate swap agreement if the Depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 CFR §§229.1100-229.1123 (“Regulation AB”), to disclose any financial data relating to the Swap Provider. If such determination is made, the Swap Provider will be required, at its own expense, to (a) provide to the Depositor the required financial data, (b) subject to rating agency requirements, select a successor swap provider who will provide the required financial data or (c) subject to rating agency requirements, obtain a guarantee from an affiliate, who will provide the required financial data, if provision of such data would satisfy the requirements of Regulation AB. If the Swap Provider does not comply with the immediately preceding sentence, then it will be an “additional termination event” and the Swap Provider or the Supplemental Interest Trust may be required to make a termination payment under the Interest Rate Swap Agreement.

     As of the Cut-Off Date, the Interest Rate Swap Agreement had a “significance percentage,” as defined in Regulation AB, of less than 10%.

     The Swap Provider is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of the Swap Provider are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch Ratings (“Fitch”). The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Swap Provider are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch. Except for the information provided in this paragraph, neither the Swap Provider nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this free writing prospectus or the prospectus.

Supplemental Interest Trust Account

     For any Distribution Date on which the Interest Rate Swap Agreement is in effect, the Securities Administrator will be required to deposit into an account (the “Supplemental Interest Trust Account”) established by the Securities Administrator, any Swap Termination Payment (including a Swap Termination Payment resulting from a Swap Provider Trigger Event) and any Net Swap Payment. Any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust on a Distribution Date, will be deducted from interest collections on the Mortgage Loans and, to the extent interest collections on the Mortgage Loans for such Distribution Date are not sufficient to pay such amounts, from principal collections on the Mortgage Loans for such Distribution Date before any distributions on the Certificates for such Distribution Date.

     Amounts on deposit in the Supplemental Interest Trust Account will be distributed in the following order of priority:

     first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider and Swap Termination Payment owed to the Swap Provider (not resulting from a Swap Provider Trigger Event) pursuant to the Interest Rate Swap Agreement for such Distribution Date;

     second, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, the Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount;

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     third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, the Accrued Certificate Interest, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount;

     fourth, to the Certificates (other than the Class CE and Class P Certificates) to pay principal as described in clauses (I) and (II) under “Description of the Certificates—Principal Distributions” above, but only to the extent necessary to restore the Overcollateralization Amount to the Targeted Overcollateralization Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments of interest under “Description of the Certificates—Interest Distributions” and principal under “Description of the Certificates—Principal Distributions”;

     fifth, to the Class M Certificates to pay Interest Carry Forward Amounts, after payment of such amounts from the Monthly Excess Cashflow Amount, in the priority described under “Description of the Certificates—Application of Monthly Excess Cashflow Amounts” above;

     sixth, to the Certificates (other than the Class CE and Class P Certificates) to pay Cap Carryover Amounts in the following order of priority (after giving effect to payments made as described under “—Excess Reserve Fund Account” below):

     (i) concurrently, to the Class A Certificates, pro rata (based on the remaining Cap Carryover Amount of each such Class) any remaining Cap Carryover Amount for such Class; and

     (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, any remaining Cap Carryover Amount for such Class.

     seventh, to the Swap Provider, any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date; and

eighth, to the Class CE Certificates, any remaining amounts.

     The Supplemental Interest Trust Account will not be an asset of any REMIC.

Excess Reserve Fund Account

     Pursuant to the Pooling and Servicing Agreement, an account (the “Excess Reserve Fund Account”) will be established by the Securities Administrator as part of the Trust Fund. On each Distribution Date, amounts available to be distributed pursuant to clause (xxv) of the Monthly Excess Cashflow Allocation will be deposited into the Excess Reserve Fund Account. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class CE Certificates. With respect to any Distribution Date, the amount deposited in the Excess Reserve Fund Account cannot exceed the amount of Available Funds otherwise distributable on the Class CE Certificates.

     On each Distribution Date, the Class A and Class M Certificates will be entitled to receive payments from the Excess Reserve Fund Account, to the extent available, in an amount equal to any Cap Carryover Amount for such Class, sequentially, as follows:

     (i) concurrently, to the Class A Certificates, pro rata (based on the Cap Carryover Amount of each such Class) any Cap Carryover Amount for such Class; and

     (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, any Cap Carryover Amount for such Class.

     In the event the Principal Balance of any Class of Class M Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of Subsequent Recoveries), such Class will not be entitled to receive Cap Carryover Amounts on the written down amounts on that Distribution Date or any future Distribution Dates (except to the extent that the Principal Balance is increased as a result of a Subsequent Recovery),

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even if funds are otherwise available for distribution. In the event any Class of Certificates is no longer outstanding, such Class will not be entitled to receive Cap Carryover Amounts.

     Any Cap Carryover Amount on any Class of Certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that Class in the Excess Reserve Fund Account in accordance with the priorities set forth above and, to the extent of any Cap Carryover Amount remaining for a Class, from the Supplemental Interest Trust in the priority specified in “—Supplemental Interest Trust Account” above.

The Excess Reserve Fund Account will not be an asset of any REMIC.

Restrictions on Transfer of the Residual Certificates

     The Residual Certificates will be subject to restrictions on transfer and will contain a legend describing such restrictions.

      Tax-related restrictions on transfer are discussed under “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities” in the prospectus.

     In addition, the Residual Certificates may not be purchased by or transferred to any person that is an employee benefit plan or other retirement plan or arrangement subject to ERISA or Section 4975 of the Code (any such plan or arrangement, an “ERISA Plan”) or that is a governmental plan, as defined in Section 3(32) of ERISA, subject to Similar Law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”), or any person acting on behalf of or investing the assets of such Plan. See “ERISA Considerations” herein and in the prospectus.

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DESCRIPTION OF THE MORTGAGE LOANS(1)

General

     The mortgage loans to be included in the Trust Fund will be subprime, fixed rate and adjustable rate, monthly pay, one- to four-family, residential first lien mortgage loans (the “Mortgage Loans”). The Mortgage Loans will have original terms to maturity ranging from approximately 15 to approximately 30 years. Some of the Mortgage Loans were made in connection with the relocation of employees of various corporate employers. Some of these corporate employers participate in Wells Fargo Bank’s relocation program. The Mortgage Loans are secured by first liens (the “Mortgages”) on one- to four-family residential properties (the “Mortgaged Properties”) and have the additional characteristics described herein and in the prospectus. The “Pool Balance” is equal to the aggregate unpaid principal balance of the Mortgage Loans.

     A “Fixed Rate Mortgage Loan” is a Mortgage Loan with a fixed interest rate, providing level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. An “Adjustable Rate Mortgage Loan” is a Mortgage Loan with an adjustable interest rate, having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts at either one, two or three years subsequent to the initial Due Date and thereafter at either six month or one year intervals (each such date, an “Adjustment Date”) over the term of the Mortgage Loan. On each Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan will adjust to the sum of the applicable Index and the number of basis points specified in the related Mortgage Note (the “Gross Margin”), rounded to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the Mortgage Interest Rate in effect prior to such adjustment by more than the amount specified in the Mortgage Note (the “Periodic Cap”) except for the initial adjustment which is subject to the initial cap. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime rate ceiling (the “Rate Ceiling”). Appendix A contains a table of the Rate Ceilings for the Adjustable Rate Mortgage Loans. Generally, the minimum Mortgage Interest Rate for a Mortgage Loan will be such Mortgage Loan’s initial Mortgage Interest Rate or Gross Margin. Some of the Mortgage Loans will require only payments of interest for a term specified in the related Mortgage Note (the “Interest Only Mortgage Loans”). With respect to Interest Only Mortgage Loans that are Adjustable Rate Mortgage Loans, on the first Due Date following each Adjustment Date for each such Mortgage Loan beginning with the Adjustment Date at the end of the interest-only period, the monthly payment for such Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the then-current Mortgage Interest Rate over its remaining scheduled term to maturity. With respect to the Interest Only Mortgage Loans that are Fixed Rate Mortgage Loans, at the end of the interest-only period, the monthly payment will be adjusted to provide for the payment of interest and principal.

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(1)	The descriptions in this free writing prospectus of the Trust and the properties securing the Mortgage Loans to be included in the Trust Fund are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Fund (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Depositor otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Fund. The Depositor believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-off Date is representative of the characteristics as of the Cut-off Date of the Mortgage Loans to be included in the Trust Fund as it will be constituted at the time the Certificates are issued, although the aggregate unpaid principal balance of the Mortgage Loans included in the Trust Fund as of the Cut-off Date, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Fund may vary. In the event that any of the characteristics as of the Cut-off Date of the Mortgage Loans that constitute the Trust Fund on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

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     If a mortgagor of an Interest Only Mortgage Loan makes a partial principal prepayment during the interest-only period, the monthly payment of such Mortgage Loan will be reduced to equal the amount of interest at the current Mortgage Interest Rate owed on the reduced principal balance.

     Certain of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a “Balloon Loan”). The Monthly Payment for each Balloon Loan is based on an amortization schedule of 360 months, except for the final payment (the “Balloon Payment”) which is due and payable on the 180th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan. The Servicer will not make any advances with respect to the unpaid principal balance of a Balloon Loan remaining at maturity. See “Description of the Securities\Advances in Respect of Delinquencies” in the prospectus. Appendix A contains information relating to the amount of Balloon Loans.

     The Mortgage Loans were selected by the Sponsor from the Sponsor’s first lien, subprime, fixed and adjustable rate mortgage loans, and were chosen to conform to the characteristics of mortgage loans eligible to be securitized in the Depositor’s WFHET securitization program. See “The Sponsor” in the prospectus.

Indexes

     The index for approximately 99.07% (by aggregate unpaid principal balance as of the Cut-off Date) of the Adjustable Rate Mortgage Loans will be Six-Month LIBOR (the “Six-Month LIBOR Index”). “Six-Month LIBOR” is defined as the average of interbank offered rates for six-month U.S. dollar deposits in the London market, as published in The Wall Street Journal and most recently available as of the date up to 45 days before the applicable Adjustment Date. In the event that the Six-Month LIBOR Index is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

     Listed below are historical averages of Six-Month LIBOR Index for the months and years shown. The monthly averages shown are intended only to provide a historical summary of the movements in yields on the Six-Month LIBOR Index and may not be indicative of future rates. The source of the daily values of the Six-Month LIBOR Index used in determining the monthly averages shown below is Bloomberg Professional Services®.

				Year

Month	2006	2005	2004	2003	2002	2001

January	4.73%	2.89%	1.19%	1.37%	1.93%	5.53%
February	4.92	3.05	1.19	1.34	2.04	5.20
March	5.05	3.28	1.16	1.26	2.24	4.81
April	5.20	3.38	1.28	1.28	2.21	4.48
May		3.49	1.52	1.23	2.10	4.08
June		3.61	1.81	1.08	2.00	3.83
July		3.83	1.89	1.12	1.91	3.79
August		4.02	1.94	1.20	1.76	3.57
September		4.05	2.09	1.19	1.78	3.00
October		4.35	2.23	1.20	1.74	2.34
November		4.55	2.50	1.24	1.46	2.11
December		4.67	2.71	1.24	1.42	1.99

     The index for approximately 0.93% (by aggregate unpaid principal balance as of the Cut-off Date) of the Adjustable Rate Mortgage Loans will be the One-Year CMT Index (the “One-Year CMT Index” and, together with the Six-Month LIBOR Index, each an “Index”). “One-Year CMT” is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in the Federal Reserve Statistical Release H.15(519) and most recently available as of the date up to 45 days before the applicable Adjustment Date. In the event that the One-Year CMT Index is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

     Listed below are historical averages of the One-Year CMT Index for the months and years shown. The monthly averages shown are intended only to provide a historical summary of the movements in yields on the One-Year

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CMT Index and may not be indicative of future rates. The source of the daily values of the One-Year CMT Index used in determining the monthly averages shown below is Bloomberg Professional Services®.

				Year

Month	2006	2005	2004	2003	2002	2001

January	4.45%	2.86%	1.24%	1.36%	2.16%	4.81%
February	4.68	3.03	1.24	1.30	2.23	4.68
March	4.77	3.30	1.19	1.24	2.57	4.30
April	4.90	3.32	1.43	1.27	2.48	3.98
May		3.33	1.78	1.18	2.35	3.78
June		3.36	2.12	1.01	2.20	3.58
July		3.64	2.10	1.12	1.96	3.62
August		3.87	2.02	1.31	1.76	3.47
September		3.85	2.12	1.24	1.72	2.82
October		4.18	2.23	1.25	1.65	2.33
November		4.33	2.50	1.34	1.49	2.18
December		4.35	2.67	1.31	1.45	2.22

     Interest on the Mortgage Loans is calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of such prepaid mortgage loan. When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

     As of the Cut-off Date, none of the Mortgage Loans were Delinquent and none of the Adjustable Rate Mortgage Loans had Mortgage Interest Rates that may be converted to fixed Mortgage Interest Rates at the option of the related mortgagor. All of the Mortgage Loans have a Due Date on the first day of each month.

     Each of the Mortgage Loans is subject to a due-on-sale clause. See “Certain Legal Aspects of the Mortgage Loans—‘Due-on-Sale’ Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due on Sale Provisions” in the prospectus.

Mortgage Loan Data Appearing in Appendix A

     Appendix A contains tables setting forth certain characteristics of the Mortgage Loans. The balances and percentages set forth in such tables may not be exact due to rounding.

     The Mortgage Loans were originated by Wells Fargo Bank or its affiliates or purchased from other mortgage lenders. No other originator or group of affiliated originators, apart from the Sponsor or its affiliates, has originated or is expected to originate 10% or more (by aggregate unpaid principal balance as of the Cut-off Date) of the mortgage pool.

     All of the Mortgage Loans were originated in accordance with Wells Fargo Bank’s full documentation program. For a description of this documentation program, see “The Sponsor’s Mortgage Loan Programs” in the prospectus.

     The Mortgage Loans were originated for various purposes. In general, in the case of a Mortgage Loan made for “rate/term” refinance purpose, substantially all of the proceeds are used to pay in full the unpaid principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing or for debt consolidation. However, in the case of a Mortgage Loan made for “equity take out” refinance purpose, all or a portion of the proceeds are generally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

     The Mortgage Loans were originated through various channels as described under “The Sponsor’s Mortgage Loan Programs—Mortgage Loan Production Sources” in the prospectus.

     The first table appearing in Appendix A sets forth certain characteristics of the Mortgage Loans. All weighted averages specified in the tables appearing in Appendix A are based on the unpaid principal balance of the Mortgage

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Loans as of the Cut-off Date. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the unpaid principal balance of the Mortgage Loans as of the Cut-off Date, unless otherwise specified.

     For purposes of Appendix A, the term “single-family dwellings” includes single family attached planned unit developments (“PUDs”), single family detached PUDs, single family townhouses and single family detached dwellings.

     In addition, for purposes of Appendix A, the “Loan-to-Value Ratio” of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See “Description of the Trust Funds—Mortgage Loans” in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown in Appendix A. Neither the Depositor nor the Sponsor has taken any action to establish the current value of any Mortgaged Property. See “Risk Factors\Risks Associated with the Mortgage Loans—Real Estate Market Conditions Affect Mortgage Loan Performance” and “—Geographic Concentration May Increase Rates of Loss and Delinquency” in the prospectus.

     For purposes of Appendix A, the “Combined Loan-to-Value Ratio” or “CLTV” is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property. There can be no assurance that all data regarding junior mortgage loans or home equity lines of credit originated by parties other than the Sponsor is known by the Sponsor and therefore accurately reflected in the tables appearing in Appendix A.

     Mortgage Loans with Loan-to-Value Ratios in excess of 80% may or may not be covered by a primary mortgage insurance policy. Certain Mortgage Loans may be covered by a lender-paid primary mortgage insurance policies (each, an “LPMI Policy”) or borrower-paid primary mortgage insurance policies (each, a “BPMI Policy”). The LPMI Policies and BPMI Policies will be assigned to the Trust on the Closing Date. The Sponsor is responsible for paying the premiums under the LPMI Policies and may assign such obligation only with the consent of the Rating Agencies and the respective LPMI Policy provider. The Sponsor will agree that in the event it is replaced as the servicer and the successor servicer does not undertake to pay such premiums, the Sponsor will pay any premiums on the LPMI Policies (which may include a one-time lump sum to the relevant LPMI Policy providers to continue the related LPMI Policies) until the Mortgage Loans have been paid in full or otherwise liquidated. Information with respect to the Mortgage Loans covered by LPMI Policies and BPMI Policies is set forth in Appendix A.

     “FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The FICO Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores generally range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in

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general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower’s current FICO Score, the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

     Appendix A also contains a table of the credit levels of the Mortgage Loans. For a description of these credit levels, see “The Sponsor’s Mortgage Loan Programs” in the prospectus.

     In addition, Appendix A contains a table of the months to the first Adjustment Date for the Adjustable Rate Mortgage Loans. With respect to each Adjustable Rate Mortgage Loan, “Months to First Adjustment Date” equals the number of months from the Cut-off Date to the month in which the mortgage interest rate applicable to such Adjustable Rate Mortgage Loan is initially adjusted.

     The tables in Appendix A entitled “Initial Interest Rate Caps of the Adjustable Rate Mortgage Loans” and “Periodic Caps of the Adjustable Rate Mortgage Loans” were prepared assuming that the applicable caps were determined in accordance with Wells Fargo Bank’s underwriting guidelines, which provide that the initial interest rate cap and the Periodic Cap for a mortgage loan is set based on the loan type. It is possible that exceptions to the underwriting guidelines may have been granted by Wells Fargo Bank. These tables were not prepared taking into consideration any such exceptions, therefore, there is no assurance that all the information set forth in such tables accurately reflects all of the actual initial interest rate caps and Periodic Caps.

     For purposes of Appendix A, “Original Total Debt-to-Income Ratio” is the ratio, expressed as a percentage, of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as, but not limited to, property taxes and insurance) over (ii) the mortgagor’s gross monthly income, as of the origination of the Mortgage Loan.

     For purposes of the table appearing in Appendix A setting forth historical delinquency data with respect to the Mortgage Loans in the mortgage pool, the table shows the extent to which any Mortgage Loans, since their origination (or a period of three years, if shorter), have ever been delinquent and whether foreclosure proceedings with respect to the Mortgage Loans or bankruptcy proceedings with respect to the mortgagors of the Mortgage Loans have ever been instituted. Mortgage Loans are categorized in the most severe category they fall into for any time period, with “Ever 30-59 Days” being the least severe category and “Ever Bankruptcy” being the most severe category. Mortgage Loans are only reported in one category for any time period. The indicated categories of delinquency are based on the number of days delinquent. A mortgage loan was considered delinquent if a payment was not received by the end of the month in which such payment was due.

     See “The Sponsor’s Mortgage Loan Programs” in the prospectus.

Mortgage Loan Underwriting

     All of the Mortgage Loans were generally originated in conformity with the underwriting standards described in the prospectus under the heading “The Sponsor’s Mortgage Loan Programs” (the “Underwriting Standards”). In certain instances, exceptions to the Underwriting Standards may have been granted by the Sponsor.

     See “The Sponsor’s Mortgage Loan Programs” in the prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

     The Depositor is required, with respect to Mortgage Loans that are found by the Custodian to have defective documentation, or in respect of which the Depositor has breached a representation or warranty which materially adversely affects certificateholders, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. See “Prepayment and Yield Considerations” herein and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Assignment of Mortgage Loans; Representations and Warranties; Repurchases” in the prospectus.

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Optional Purchase of Mortgage Loans

     Under certain circumstances as described in the prospectus under “Description of the Securities—Optional Purchases” the Depositor may, at its sole discretion purchase certain Mortgage Loans from the Trust. See “Prepayment and Yield Considerations” herein.

PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the Mortgage Loans, the allocation of Available Funds to various Classes of Certificates, the amount and timing of mortgagor delinquencies and defaults on the Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various Classes of Certificates and the relationship between payments made by the Supplemental Interest Trust and payments, if any, made by the Swap Provider under the Interest Rate Swap Agreement.

     The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the Weighted Average Life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of mortgagor defaults resulting in Realized Losses. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Fund will result in distributions to certificateholders then entitled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the prospectus under “Prepayment and Yield Considerations”), no assurance can be given as to such rate or the rate of principal payments or yield on, or Weighted Average Life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates. In addition, if a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor’s actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. The Mortgage Loans may have a greater risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are of subprime credit quality. See “Risk Factors—Risks Associated with the Mortgage Loans—Subprime Mortgage Loans May Experience Greater Rates of Delinquency and Loss” in the prospectus.

     The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional and, under certain circumstances, required purchases by the Depositor (under limited circumstances) of certain Mortgage Loans, and the optional purchase of all of the Mortgage Loans in connection with the termination of the Trust Fund. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Assignment of Mortgage Loans; Representations and Warranties; Repurchases,” “Description of the Securities—Optional Purchases” and “—Termination” in the prospectus and “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In addition, the Sponsor or third

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parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related Mortgage Loan, thereby accelerating payment of the Mortgage Loan resulting in partial prepayments.

     For further information regarding historical delinquency, cumulative loss and prepayment experience, see “Static Pool Information” in this free writing prospectus.

     The Interest Only Mortgage Loans require only the payment of interest for a term specified in the related Mortgage Note. On the first Due Date following the end of the interest-only period, the payments on each Interest Only Mortgage Loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such loan and the mortgagor will be required to make payments of both principal and interest, which may increase the burden on the mortgagor and may increase the risk of default under such Mortgage Loan.

     The Mortgage Interest Rates on the Adjustable Rate Mortgage Loans will be fixed for periods ranging from one to three years after origination and thereafter will adjust semi-annually or annually thereafter and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the Mortgage Interest Rate on that Mortgage Loan will be based on the applicable Index in effect up to 45 days prior to the related Adjustment Date plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current Mortgage Interest Rates and monthly payments on the mortgagors’ Adjustable Rate Mortgage Loans. The Adjustable Rate Mortgage Loans may also be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on such Adjustable Rate Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the delinquency and loss experience of the Adjustable Rate Mortgage Loans may differ from that on the Fixed Rate Mortgage Loans because the amount of the monthly payments on the Adjustable Rate Mortgage Loans are subject to adjustment on each Adjustment Date. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

     Due to the operation of the Rate Ceilings and the Periodic Caps, once the Mortgage Interest Rates on the Adjustable Rate Mortgage Loans begin to adjust, the Pass-Through Rate on each interest-bearing Certificate may be limited, notwithstanding increases in the applicable Index, if the Mortgage Interest Rate on any Adjustable Rate Mortgage Loan cannot increase due to a Rate Ceiling limitation or a Periodic Cap and the yield on such Certificates could be adversely affected.

     Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment or substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors’ equity in mortgaged properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a mortgage loan or to modify the terms of the related mortgage note and decisions as to the timing of any foreclosure. Furthermore, certain characteristics of mortgage loans are thought by some in the mortgage industry to be more likely to affect prepayments. These characteristics include, but are not limited to, unpaid principal balance, loan-to-value ratio, credit quality of borrowers and current mortgage interest rate higher than prevailing interest rates. No representation is made as to the rate of prepayment on the Mortgage Loans included in the Trust Fund having any particular characteristic. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties or are refinanced will also affect the rate of principal payments. The rate of prepayment and,

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therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which (i) the Depositor elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee or Custodian to have defective documentation or with respect to which the Depositor has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted or (iii) the Servicer may take certain actions to mitigate losses on a defaulted Mortgage Loan which may include, but are not limited to, selling the Mortgaged Property of such Mortgage Loan for less than its unpaid principal balance or modifying the payment terms of a Mortgage Note. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Realization Upon Defaulted Mortgage Loans; Servicing Advances” and “—Due on Sale Provisions” in the prospectus.

     The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans may have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans may have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments.

     An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. In considering the rate of principal payments on the Mortgage Loans, investors should consider that certain of the Mortgage Loans are Interest Only Mortgage Loans. With respect to an Interest Only Mortgage Loan, no scheduled payments of principal will be made by the mortgagor during the applicable interest-only period.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The yield to maturity on the Classes of Class M Certificates with higher numerical designations will generally be more sensitive to losses than the Classes with lower numerical designations if the credit enhancements are insufficient to cover such losses because such losses will be allocable to the Classes of Class M Certificates in reverse numerical order, except as provided herein. To the extent not covered by Advances, delinquencies on Mortgage Loans will also have a relatively greater effect on the yield to maturity on the Classes of Class M Certificates with higher numerical designations because amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class M Certificates.

     The actual yield to maturity experienced by an investor may also be affected by the occurrence of Current Interest Shortfall to the extent not covered by the Monthly Excess Interest Amount. See “Description of the Securities—Distributions of Interest on the Securities” in the prospectus.

     The yield to maturity on the Offered Certificates and more particularly on the offered Class M Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain regions in the United States have experienced or may experience significant fluctuations in housing prices. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods, hurricanes and tornadoes, which may adversely affect property values. See “Description of the Mortgage Loans” herein. Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as other regions in which the Mortgaged Properties are located, and any deterioration of

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economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of delinquencies and losses on the Mortgage Loans. Such delinquencies and losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the offered Class M Certificates.

     As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Depositor nor the Servicer has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Depositor will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by fire, earthquake or earth movement, windstorm, flood, tornado or other casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representation) so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase or substitute for such Mortgage Loan, as described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Assignment of Mortgage Loans; Representations and Warranties; Repurchases” in the prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and Weighted Average Lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the Principal Balance of such investor’s Offered Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the related Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

     The Weighted Average Life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Principal Balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the applicable Index for the Adjustable Rate Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Principal Balance of a Class of Certificates, the Weighted Average Life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

     The Class M Certificates are not expected to receive any principal distributions until at least the Distribution Date in June 2009 (unless the aggregate Principal Balance of the Senior Certificates is reduced to zero prior thereto). As a result, the Weighted Average Lives of the Class M Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer Weighted Average Lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more Classes of Class M Certificates.

     Due to the special tax treatment of residual interests, the after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative. See “Certain Material Federal Income Tax Consequences” herein.

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     The “Weighted Average Life” of any Class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is distributed to the investors in such Class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual Weighted Average Lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in the tables appearing in Appendix A.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this free writing prospectus (the “Prepayment Assumptions”) are based on an assumed rate of prepayment each month of the then unpaid principal balance of mortgage loans similar to the Mortgage Loans.

     For the Adjustable Rate Mortgage Loans, the Prepayment Assumption is the “Adjustable Rate Prepayment Curve” or “ARM PPC,” which assumes a prepayment rate of 5.000% CPR per annum of the then-outstanding principal balance of the adjustable rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 2.273% per annum in each month thereafter until 30.000% CPR is reached in the twelfth month. Beginning in the twelfth month, ARM PPC assumes a constant prepayment rate of 30.000% CPR per annum each month until the twenty-fifth month is reached. Beginning in the twenty-fifth month, ARM PPC assumes a constant prepayment rate of 60.000% CPR per annum each month until the twenty-eighth month is reached. Beginning in the twenty-eighth month and in each month thereafter during the life of such mortgage loans, ARM PPC assumes a constant prepayment rate of 35.000% CPR per annum each month. For the Fixed Rate Mortgage Loans, the Prepayment Assumption is the “Fixed Rate Prepayment Curve” or “FRM PPC,” and, together with the ARM PPC, the “PPC,” which assumes a prepayment rate of 5.000% CPR per annum of the then-outstanding unpaid principal balance of the fixed rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1.727% per annum in each month thereafter until 24.000% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such mortgage loans, FRM PPC assumes a constant prepayment rate of 24.000% CPR per annum each month.

     “CPR” represents a constant assumed rate of principal prepayment each month relative to the then-outstanding unpaid principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 5.000% CPR assumes constant prepayment rates of 5.000% per annum of the then-outstanding unpaid principal balance of such mortgage loans. Correspondingly, 20.000% assumes prepayments equal to 20.000% of CPR, and so forth. No Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     Appendix C sets forth the decrement tables for the Offered Certificates.

     The tables appearing in Appendix C have been prepared assuming, among other things, the following (the “Structuring Assumptions”):

(i) the Trust Fund consists of the “ Assumed Mortgage Loans” set forth in the table appearing in Appendix B;

(ii) the scheduled payment in each month for each Assumed Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity (beginning with the scheduled payment after the interest-only period in the case of the Assumed Mortgage Loans with Original Interest Only Months greater than zero), so that such scheduled payments would amortize the remaining balance over its remaining term to maturity;

(ii) scheduled monthly payments of principal (including any Balloon Payments) and interest on the Assumed Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in June 2006;

(iv) the Depositor does not repurchase any of the Assumed Mortgage Loans and no optional termination right is exercised (except with respect to the entries identified by the row heading “Weighted Average Life to Optional Termination Date (years)” in the tables appearing in Appendix C);

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(v) principal payments on the Assumed Mortgage Loans representing principal prepayments in full of individual mortgage loans will be received on the last day of each month commencing in May 2006 at the respective constant percentages of the applicable Prepayment Assumption set forth in the tables and there are no partial prepayments, Prepayment Interest Shortfalls or Relief Act Shortfalls;

(vi) prepayments on the Assumed Mortgage Loans include 30 days of interest at the applicable Mortgage Interest Rate;

(vii) the Certificates will be issued on May 30, 2006;

(viii) distributions on the Certificates are made on the 25th day of each month, commencing in June 2006;

(ix) with respect to the adjustable-rate Assumed Mortgage Loans, the Six-Month LIBOR Index is equal to 5.333%;

(x) for the adjustable-rate Assumed Mortgage Loans, the initial Periodic Cap is 3.00%;

(xi) the adjustable-rate Assumed Mortgage Loans adjust on the first Adjustment Date and semi-annually thereafter;

(xii) the initial Principal Balance of each Class of Certificates will be as set forth in the table beginning on page 7 of this free writing prospectus;

(xiii) the Targeted Overcollateralization Amount is set initially as specified herein and thereafter decreases as described in the definition thereof;

(xiv) one-month LIBOR is equal to 5.086%;

(xv) the Servicing Fee Rate is 0.50% per annum; and

(xvi) the Net Swap Payment is calculated as described under “Description of the Certificates—The Interest Rate Swap Agreement” and no Swap Termination Payment is made.

       It is highly unlikely that the Mortgage Loans will prepay at any constant rate, that all of the Mortgage Loans in will prepay at the same rate or that the Mortgage Loans will not experience any losses. In addition, there will be differences between the characteristics of the Mortgage Loans ultimately included in the mortgage pool and the characteristics which are assumed in preparing the tables, as described above. Any difference may have an effect upon the actual percentages of initial Principal Balances of the Classes of Certificates outstanding, the actual Weighted Average Lives of the Classes of Certificates and the date on which the Principal Balance of any Class of Certificates is reduced to zero.

     Based upon the foregoing assumptions, the tables appearing in Appendix C indicate the Weighted Average Life of each Class of Offered Certificates to maturity and to the Optional Termination Date, and set forth the percentages of the initial Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at the applicable Prepayment Assumption.

     Interest accrued on the Offered Certificates will be reduced by the amount of any interest portions of realized losses allocated to such Certificates as described herein.

THE POOLING AND SERVICING AGREEMENT

General

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement, to be dated as of the Closing Date (the “Pooling and Servicing Agreement”), among the Depositor, the Servicer, the Securities Administrator and the Trustee. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered

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Certificates will be issued. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates beyond the summaries below of certain provisions specific to this transaction. See “Description of the Securities” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements” in the prospectus.

     The “Trust Fund” created under the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of certificateholders, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure after the Closing Date, (iv) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Supplemental Interest Trust Account, (v) the rights of the Securities Administrator under the Interest Rate Swap Agreement and (vi) the rights of the Trustee to receive the proceeds of all insurance policies (including the LPMI Policies) and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Servicer, Securities Administrator and Trustee

     The primary compensation payable to the Servicer is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicer will be entitled to a “Servicing Fee” payable monthly equal to 1/12th of the Servicing Fee Rate. The Servicing Fee Rate (the “Servicing Fee Rate”) is 0.50% per annum. The Servicing Fee will accrue on the scheduled principal balance of the Mortgage Loans serviced by the Servicer as of the first day of each month.

     The Servicing Fee Rate and the fees payable to the Securities Administrator and the Trustee are as set forth in the table below:

Fees Payable From the Trust Fund

Servicing Fee Rate	Securities Administrator Fee	Trustee Fee

0.50% per annum(1)	(2)	(3)

(1)	The Servicing Fee Rate may not be changed without the consent of certificateholders if such change adversely affects the interest of certificateholders.
(2)	The fees of the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement will be earnings on eligible investments of funds in the Distribution Account
(3)	The fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement will be payable by the Securities Administrator without reimbursement from the Trust Fund.

     The Servicing Fee for the Mortgage Loans are payable out of the interest payments on the mortgage loans, prior to any payments to certificateholders. The Servicer is entitled to additional servicing compensation, as described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements—Fixed Retained Yield, Servicing Compensation and Payment of Expenses” in the prospectus.

     In the event that the Trustee succeeds to the role of the Servicer, it will be entitled to compensation for such duties not to exceed the compensation received by the predecessor servicer. In addition, if the Trustee appoints a successor servicer under the Pooling and Servicing Agreement, the Trustee may make arrangements for the compensation of such successor servicer, such compensation not to exceed the compensation received by the predecessor servicer. All costs of a transfer of servicing will be reimbursed to the party who incurred such costs as described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements—The Servicers” in the prospectus.

     The Securities Administrator will pay certain administrative expenses, including fees of the Trustee, incurred in connection with its responsibilities under the Pooling and Servicing Agreement. Some of these expenses of the Securities Administrator are subject to rights of reimbursement as described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing

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Agreements—The Trustee and Securities Administrator” in the prospectus. Any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

     For so long as the Securities Administrator and the Paying Agent are the same entity, the Paying Agent will not be entitled to a separate fee for its services. If the Securities Administrator and the Paying Agent are no longer the same entity, the Securities Administrator will pay the fees of the Paying Agent without reimbursement from the Trust.

     The servicing fees and other expenses of the REMIC will be allocated to the holders of the Class R Certificate. See “Federal Income Tax Considerations” herein and “Federal Income Tax Consequences—REMICs” in the prospectus.

Voting Interests

     With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Fund, each of the Class CE and Class P Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder’s Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each certificateholder of a Class will have a Voting Interest in such Class equal to such holder’s Percentage Interest in such Class. Unless Definitive Certificates are issued as described under “Description of the Securities—Book-Entry Form” in the prospectus, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

Optional Termination of the Trust

     The majority holder of the Class CE Certificates, or if there is no majority holder of the Class CE Certificates, the Depositor may, subject to certain conditions including the then-remaining size of the pool, purchase all outstanding Mortgage Loans in the mortgage pool and thereby effect early retirement of the Certificates. See “Description of the Securities—Termination” in the prospectus. The exercise of this option will be in the sole discretion of the majority holder of the Class CE Certificates or the Depositor, as applicable. Without limitation, the majority holder of the Class CE Certificates or the Depositor may enter into agreements with third parties to (i) exercise such option at the direction of a third party or (ii) forebear from the exercise of such option. Any such purchase of the Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

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CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

General

     The Pooling and Servicing Agreement provides that certain segregated asset pools within the Trust (exclusive, among other things, of the Interest Rate Swap Agreement, the Excess Reserve Fund Account, the Supplemental Interest Trust, the right of each Class of Regular Certificates to receive Cap Carryover Amounts and certain Prepayment Penalties) will comprise multiple REMICs (the “Trust REMICs” ) organized in a tiered REMIC structure. The Offered Certificates (other than the Residual Certificates) and the Class M-9, Class M-10 and Class M-11 Certificates are referred to herein as the “Regular Certificates.” Each Class of Regular Certificates represents (exclusive of the right to receive Cap Carryover Amounts) a regular interest (a “Regular Interest”) in a Trust REMIC. The Class R-C Certificates will represent ownership of the sole class of residual interest in the Trust REMIC that holds the Mortgage Loans, the Class R Certificates will represent ownership of the sole class of residual interest in certain other Trust REMICs, and the Class R-X certificates will represent ownership of the sole class of residual interest in certain other Trust REMICs. In addition, each Class of the Regular Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

     Upon the issuance of the Regular Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”) and the portion of the Trust Fund exclusive of the REMICs will qualify as a grantor trust under subpart E, Part 1 of subchapter J of the Code.

Taxation of Regular Interests

     A Beneficial Owner of a Class of Regular Certificates will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interests in the related Trust REMIC. In addition, the Pooling and Servicing Agreement provides that each Beneficial Owner of a Regular Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (each, a “Basis Risk Contract”) representing the right to receive Cap Carryover Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust. The Regular Interest component of a Regular Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Regular Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the Pool Cap computed for this purpose without regard to any Net Swap Payments received from the Swap Provider, (ii) Cap Carryover Amounts will be deemed to include the excess, if any, of the Pool Cap over the maximum interest rate specified in clause (i), and (iii) any Swap Termination Payment will be treated as being payable first from the regular interest represented by the Class CE Certificates and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a Regular Certificate may exceed the actual amount of distributions on the Regular Certificate.

     A Beneficial Owner of a Regular Certificate must allocate its purchase price for the Regular Certificate between its components, the Regular Interest component and, to the extent it has measurable value, the Basis Risk Contract component. To the extent the Basis Risk Contract component of a Regular Certificate has value, the Regular Interest component will be viewed as having been issued at a lesser premium or with an additional amount of original issue discount (which could cause the total amount of original issue discount to exceed a statutorily defined

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de minimis amount). See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus.

     For federal income tax reporting purposes, the Regular Interest portion of the Regular Certificates may be treated as having been issued with original issue discount. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 100% ARM PPC with respect to the Adjustable Rate Mortgage Loans and 100% FRM PPC with respect to the Fixed Rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus.

     The IRS has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Regular Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Regular Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     Upon the sale, exchange, or other disposition of a Regular Certificate, the Beneficial Owner must allocate the amount realized between the components of the Regular Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss, and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—REMICS—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.”

Status of the Regular Certificates

     The Regular Interest components of the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association,” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the Trust, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated. In addition, to the extent the Regular Interest component of a Regular Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Regular Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

     Each Beneficial Owner of a Regular Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the Beneficial Owners of the Regular Certificates in the portion of the trust fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the “IRS”) has issued final regulations under Section 446 of the Code relating to notional principal contracts (the “Notional Principal Contract Regulations”).

     Under the REMIC Regulations, Beneficial Owners of the Regular Certificates must allocate the price they pay for such certificates between the REMIC regular interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and

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such portion will be treated as a cap premium (the “Cap Premium”) paid by applicable Beneficial Owners of the Regular Certificates. A Beneficial Owner of a Regular Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Beneficial Owners are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

     Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

     In addition, any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the Beneficial Owners of such Regular Certificates and then paid by such Beneficial Owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the Beneficial Owner during the applicable taxable year and that is taken into account in determining the Beneficial Owner’s net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by Beneficial Owners of the Regular Certificates may be treated as a guarantee of the obligation of the holder of the Class CE Certificates to make payments under the interest rate swap agreement.

     Any amount of proceeds from the sale, redemption or retirement of a Regular Certificate that is considered to be allocated to the Beneficial Owner’s rights under the applicable Basis Risk Contract would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to that Regular Certificate, as applicable. A Beneficial Owner of such Regular Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the Beneficial Owner upon entering into or acquiring its interest in a Basis Risk Contract.

     Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     A Beneficial Owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component of a Regular Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a Beneficial Owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the Beneficial Owner’s alternative minimum tax liability. Because a Beneficial Owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such Beneficial Owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a Beneficial Owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificate, in any period and over the term of such Regular Certificate. As a result, the Regular Certificates may not be suitable investments for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above.

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Subject to the foregoing, if for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Residual Certificates

     The holders of the Residual Certificates must include the taxable income or loss of the applicable REMIC in determining their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the holders of the Residual Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event, the holders thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the Class R, Class R-C and Class R-X Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Residual Certificates will be considered “noneconomic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee thereof will be required to furnish to the Securities Administrator an affidavit as described under “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Noneconomic Residual Interests” in the prospectus. See also “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” in the prospectus.

     An individual, trust or estate that holds a Residual Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the applicable REMIC in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability. Unless otherwise required by applicable authority, the Securities Administrator intends to treat such expenses as borne by the Trust REMIC that holds the Mortgage Loans and, consequently, allocable to the Class R-C Certificates. In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the Trust Fund.

     Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

See “Federal Income Tax Consequences” in the prospectus.

REMIC Taxes and Reporting

     It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable on the Offered Certificates. See “Description of the Securities—General” and “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

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     The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator. See “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Administrative Matters” in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

ERISA CONSIDERATIONS

     The Residual Certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See “Description of the Certificates—Restrictions on Transfer of the Residual Certificates” herein.

     The following discussion applies to the Class A and Class M (other than the Class M-11 Certificates) Certificates (collectively, the “ERISA Eligible Certificates”) and does not purport to discuss the considerations under ERISA, Code Section 4975 or materially similar provisions of applicable federal, state or local law (“Similar Law”) with respect to the purchase, acquisition or resale of a Class M-11, Class CE, Class P or Residual Certificate.

     As described in the prospectus under “ERISA Considerations,” ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the ERISA Eligible Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the “DOL”) that may be applicable to an investment by an ERISA Plan in the ERISA Eligible Certificates, including the individual administrative exemption described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the ERISA Eligible Certificates, see “ERISA Considerations” in the prospectus.

     The DOL issued to Goldman, Sachs & Co. an Underwriter Exemption. The Underwriter Exemption might apply to the acquisition, holding and resale of the ERISA Eligible Certificates by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Underwriter Exemption to apply to the acquisition by an ERISA Plan of the ERISA Eligible Certificates is the condition that the ERISA Plan investing in the ERISA Eligible Certificates be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

     For so long as the Beneficial Owner of a Regular Certificate also holds an interest in the Interest Rate Swap Agreement, the Beneficial Owner will be deemed to have acquired and be holding the Regular Certificate without the right to receive payments from the Interest Rate Swap Agreement and, separately, the right to receive payments from the Interest Rate Swap Agreement. A Beneficial Owner’s rights with respect to the Interest Rate Swap Agreement are not covered by the Exemption. However, certain other exemptions may apply. No Plan or other person using assets of a Plan may acquire or hold an ERISA Eligible Certificate unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). Each Beneficial Owner of an ERISA Eligible Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the ERISA Eligible Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the Beneficial Owner’s purchase and holding of its interest in the ERISA Eligible Certificates are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

     Before purchasing an ERISA Eligible Certificate, whether on the Closing Date or in the secondary market, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief

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provided in the Underwriter Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the ERISA Eligible Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an ERISA Eligible Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See “ERISA Considerations” in the prospectus.

LEGAL INVESTMENT

     The Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating organization. The Class M-6, Class M-7 and Class M-8 Certificates will not constitute “mortgage related securities” under SMMEA.

     Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See “Legal Investment” in the prospectus.

SECONDARY MARKET

     There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide certificateholders with liquidity of investment at any particular time or for the life of the Offered Certificates.

LEGAL MATTERS

     The legality of the Offered Certificates and certain tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by McKee Nelson LLP, New York, New York.

RATINGS

     It is a condition to the issuance of the Offered Certificates that the Certificates receive at least the respective ratings set forth in the table beginning on page 7 from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s” and together with S&P, the “Rating Agencies”). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

     The ratings of S&P on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P’s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P’s ratings on such certificates do not, however, constitute a statement regarding the likelihood of the payment of any Cap Carryover Amount, the frequency of prepayments on the mortgage loans, or the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

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     The ratings of Moody’s on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. Moody’s rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans. Moody’s ratings on home equity asset-backed certificates do not represent any assessment of the likelihood of the payment of any Cap Carryover Amount or that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor’s anticipated yield.

     A rating does not address the likelihood of the receipt of any amounts from the Supplemental Interest Trust Account and Excess Reserve Fund Account.

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INDEX OF FREE WRITING PROSPECTUS DEFINITIONS

60+ Day Delinquent Loan	39	Fixed Rate Mortgage Loan	50
Accrued Certificate Interest	33	Fixed Rate Prepayment Curve	59
Additional Termination Events	46	Formula Rate	43
Adjustable Rate Mortgage Loan	50	FRM PPC	59
Adjustable Rate Prepayment Curve	59	FSMA	6
Adjustment Date	50	Gross Margin	50
Affected Party	45	HSBC Bank	29
Applied Realized Loss Amount	40	Index	51
ARM PPC	59	Interest Accrual Period	33
Assumed Mortgage Loans	59	Interest Carry Forward Amount	33
Available Funds	31	Interest Only Mortgage Loans	50
Balloon Loan	51	Interest Percentage	33
Balloon Payment	51	Interest Rate Swap Agreement	43
Basis Risk Contract	63	Interest Remittance Amount	33
BPMI Policy	53	IRS	64
Cap Carryover Amount	43	ISDA Master	45
Cap Premium	65	Issuing Entity	28
Certificates	31	Loan-to-Value Ratio	53
Class A Certificates	31	Long-Term Rating	45
Class CE Certificates	31	LPMI Policy	53
Class M Certificates	31	Monthly Excess Cashflow Allocation	41
Class M-1 Principal Distribution Amount	35	Monthly Excess Cashflow Amount	41
Class M-10 Principal Distribution Amount	37	Monthly Excess Interest Amount	41
Class M-11 Principal Distribution Amount	37	Moody’s	68
Class M-2 Principal Distribution Amount	35	Mortgage Loans	50
Class M-3 Principal Distribution Amount	35	Mortgaged Properties	50
Class M-4 Principal Distribution Amount	35	Mortgages	50
Class M-5 Principal Distribution Amount	35	Net Mortgage Interest Rate	41
Class M-6 Principal Distribution Amount	36	Net Swap Payment	44
Class M-7 Principal Distribution Amount	36	Notional Principal Contract Regulations	64
Class M-8 Principal Distribution Amount	36	Offered Certificates	31
Class M-9 Principal Distribution Amount	36	OID Regulations	64
Class P Certificates	31	One-Year CMT	51
CLTV	53	One-Year CMT Index	51
Code	63	Original Total Debt-to-Income Ratio	54
Collection Period	32	Overcollateralization Amount	38
Combined Loan-to-Value Ratio	53	Overcollateralization Deficiency	38
CPR	59	Overcollateralization Floor	38
Current Interest Shortfall	33	Overcollateralization Release Amount	38
Custodial Agreement	30	Pass-Through Rate	43
Custodian	30	Paying Agent	29
Depositor	28	Payment Account	30
Distribution Date	31	Periodic Cap	50
DOL	67	Plan	49
Downgrade Terminating Event	46	Pool Balance	50
ERISA Eligible Certificates	67	Pool Cap	43
ERISA Plan	49	Pooling and Servicing Agreement	60
Events of Default	45	PPC	59
Excess Reserve Fund Account	48	Prepayment Assumptions	59
Extra Principal Distribution Amount	38	Prepayment Period	32
FICO Scores	53	Principal Balance	38
Fitch	47	Principal Distribution Amount	38

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Principal Remittance Amount	38	Similar Law	67
PUDs	53	Six-Month LIBOR	51
Rate Ceiling	50	Six-Month LIBOR Index	51
Rating Agencies	68	SMMEA	68
Rating Agency Condition	45	Stepdown Date	39
RBS Group	47	Structuring Assumptions	59
Record Date	31	Subordinated Certificates	31
Regular Certificates	63	Subordination Depletion Date	39
Regular Interest	63	Subsequent Recovery	39
Regulation AB	47	Substitution Event	47
REIT	64	Supplemental Interest Trust	43
Relevant Implementation Date	5	Supplemental Interest Trust Account	47
Relevant Member State	5	Swap Default	45
Relevant Persons	6	Swap Early Termination	45
Relief Act Shortfalls	34	Swap Provider	43
Required Swap Provider Rating	45	Swap Provider Trigger Event	45
Residual Certificates	31	Swap Termination Payment	46
S&P	68	Targeted Overcollateralization Amount	40
Securities Act	67	Termination Event	46
Securities Administrator	29	Trigger Event	40
Senior Certificates	31	Trust	28
Senior Enhancement Percentage	39	Trust Fund	61
Senior Principal Distribution Amount	39	Trust REMICs	63
Senior Specified Enhancement Percentage	39	Trustee	29
Servicer	30	Underwriting Standards	54
Servicing Fee	61	Unpaid Realized Loss Amount	40
Servicing Fee Rate	61	Weighted Average Life	59
Short-Term Rating	45	Wells Fargo Bank	27

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SELECTED MORTGAGE LOAN DATA

(as of the Cut-Off Date)

All Mortgage Loans
Number of Mortgage Loans	6,750
Aggregate Unpaid Principal Balance	$1,096,234,530
Aggregate Original Unpaid Principal Balance	$1,098,726,271
Range of Unpaid Principal Balances	$7,790 to $1,096,860
Average Unpaid Principal Balance	$162,405
Range of Current Mortgage Interest Rates	4.625% to 13.500%
Weighted Average Current Mortgage Interest Rate	8.081%
Weighted Average Current Net Mortgage Interest Rate	7.581%
Range of Remaining Terms to Stated Maturity	173 to 359 Months
Weighted Average Remaining Term to Stated Maturity	352 Months
Range of Loan Ages	1 to 15 Months
Weighted Average Loan Age	3 Months
Range of Original Loan-to-Value Ratios	5.50% to 100.00%
Weighted Average Original Loan-to-Value Ratio	78.24%
Range of Original Combined Loan-to-Value Ratios	5.50% to 100.00%
Weighted Average Original Combined Loan-to-Value Ratio	85.21%
Number of Mortgage Loans with Original Loan-to-Value Ratios greater than 80% not covered by Primary Mortgage Insurance	882
Mortgage Loans with Original Loan-to-Value Ratios greater than 80% not covered by Primary Mortgage Insurance as a Percentage of Aggregate Unpaid Principal Balance	12.30%
Number of Mortgage Loans covered by an LPMI Policy	907
Mortgage Loans covered by an LPMI Policy as a Percentage of Aggregate
Unpaid Principal Balance	13.80%
Number of Mortgage Loans covered by a BPMI Policy	0
Mortgage Loans covered by a BPMI Policy as a Percentage of Aggregate Unpaid Principal Balance	0.00%
Number of Interest Only Mortgage Loans(1)	117
Interest Only Mortgage Loans(1) as a Percentage of Aggregate Unpaid Principal Balance	3.23%
Range of Remaining Interest Only Terms for Interest Only Mortgage Loans(1)	55 to 59 Months
Weighted Average Remaining Interest Only Term for Interest Only Mortgage Loans(1)	59 Months
Range of Original Total Debt-to-Income Ratios(2)	1.62% to 65.74%
Weighted Average Original Total Debt-to-Income Ratio(2)	44.61%
Weighted Average Original Loan-to-Value Ratio of Mortgage Loans with Original Principal Balances greater than $600,000	75.44%
Maximum Original Loan-to-Value Ratio of Mortgage Loans with Original Principal Balances greater than $600,000	90.00%

(1)	For a description of Interest Only Mortgage Loans, see “The Trust Estates—Mortgage Loans” in the prospectus.
(2)	Does not include the Mortgage Loans for which Original Total Debt-to-Income Ratios are not available.

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APPENDIX A (Continued)

SELECTED MORTGAGE LOAN DATA (Continued)

(as of the Cut-Off Date)

All Mortgage Loans
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Unpaid Principal Balance
California	14.48%
Arizona	5.87%
Maryland	5.79%
Florida	5.47%
Illinois	5.46%
Maximum Five-Digit Zip Code Concentration	0.44%
Earliest Origination Month	January 2005
Latest Origination Month	March 2006
Latest Stated Maturity Date	April 1, 2036
Number of Buy-Down Loans(3)	0
Buy-Down Loans(3) as a Percentage of Aggregate Unpaid Principal Balance	0.00%
Range of Gross Margins	2.125% to 8.500%
Weighted Average Gross Margin	5.285%
Range of Rate Ceilings	10.625% to 19.500%
Weighted Average Rate Ceiling	14.098%
Range of Months to First Adjustment Date	4 to 35 Months
Weighted Average Months to First Adjustment Date	21 Months
Number of Relocation Mortgage Loans(4)	12
Relocation Mortgage Loans(4) as a Percentage of Aggregate Unpaid Principal Balance	0.21%
Number of Subsidy Loans(5)	1
Subsidy Loans(5) as a Percentage of Aggregate Unpaid Principal Balance	0.04%
Number of Self-Employed Borrower Loans	380
Self-Employed Borrower Loans as a Percentage of Aggregate Unpaid Principal Balance	7.74%
Range of Original FICO Scores(6)	475 to 843
Weighted Average Original FICO Score(6)	613

(3)	For a description of Buy-Down Loans, see “The Trust Estates—Mortgage Loans ” in the prospectus.
(4)	A Relocation Mortgage Loan is a mortgage loan originated in connection with the purchase of a relocated employee of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers.
(5)	For a description of Subsidy Loans, see “The Trust Estates—Mortgage Loans” in the prospectus.
(6)	Does not include the Mortgage Loans for which FICO Scores are not available.

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APPENDIX A (Continued)

MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
4.500% to 4.749%	1	$741,160.86	0.07%
4.750% to 4.999%	3	1,204,227.17	0.11
5.000% to 5.249%	3	1,083,496.01	0.10
5.250% to 5.499%	7	2,061,200.56	0.19
5.500% to 5.749%	14	4,303,077.34	0.39
5.750% to 5.999%	67	19,380,646.62	1.77
6.000% to 6.249%	24	8,109,126.06	0.74
6.250% to 6.499%	104	30,083,563.63	2.74
6.500% to 6.749%	167	40,632,234.18	3.71
6.750% to 6.999%	540	129,061,182.12	11.77
7.000% to 7.249%	172	35,079,246.84	3.20
7.250% to 7.499%	437	88,668,216.21	8.09
7.500% to 7.749%	498	93,270,555.57	8.51
7.750% to 7.999%	884	161,587,815.77	14.74
8.000% to 8.249%	181	28,752,342.79	2.62
8.250% to 8.499%	504	78,147,762.38	7.13
8.500% to 8.749%	497	72,537,408.77	6.62
8.750% to 8.999%	697	89,098,868.13	8.13
9.000% to 9.249%	116	15,741,439.40	1.44
9.250% to 9.499%	280	36,106,757.29	3.29
9.500% to 9.749%	252	33,611,870.38	3.07
9.750% to 9.999%	390	46,893,765.56	4.28
10.000% to 10.249%	81	9,114,522.90	0.83
10.250% to 10.499%	143	15,059,438.65	1.37
10.500% to 10.749%	160	14,110,953.07	1.29
10.750% to 10.999%	224	19,740,829.56	1.80
11.000% to 11.249%	46	4,051,626.13	0.37
11.250% to 11.499%	70	4,602,538.97	0.42
11.500% to 11.749%	53	4,323,681.61	0.39
11.750% to 11.999%	60	4,854,561.16	0.44
12.000% to 12.249%	11	680,038.37	0.06
12.250% to 12.499%	28	1,633,155.87	0.15
12.500% to 12.749%	11	553,078.67	0.05
12.750% to 12.999%	22	1,151,738.32	0.11
13.000% to 13.249%	0	0.00	0.00
13.250% to 13.499%	2	156,531.94	0.01
13.500% to 13.500%	1	45,871.56	0.00

Total	6,750	$1,096,234,530.42	100.00%

DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Documentation	6,750	$1,096,234,530.42	100.00%
Income Verification	0	0.00	0.00
Asset Verification
Determined by Risk Model	0	0.00	0.00
Chosen by Borrower	0	0.00	0.00
No Documentation
Determined by Risk Model	0	0.00	0.00
Chosen by Risk Model	0	0.00	0.00

Total	6,750	$1,096,234,530.42	100.00%

REMAINING TERMS TO STATED

MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
173	1	$140,963.59	0.01%
174	3	215,911.30	0.02
175	4	462,900.14	0.04
176	72	10,180,998.81	0.93
177	44	5,039,816.79	0.46
178	69	10,379,995.00	0.95
179	36	4,374,487.44	0.40
345	1	827,306.16	0.08
347	1	245,449.67	0.02
348	1	88,036.30	0.01
349	2	1,018,390.46	0.09
350	5	553,818.32	0.05
351	18	2,972,822.33	0.27
352	33	4,778,774.38	0.44
353	61	6,847,888.58	0.62
354	101	14,622,994.27	1.33
355	144	26,692,463.57	2.43
356	1,563	260,860,202.60	23.80
357	1,449	235,482,487.86	21.48
358	1,630	256,733,899.76	23.42
359	1,512	253,714,923.09	23.14

Total	6,750	$1,096,234,530.42	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2005	2,027	$334,450,694.06	30.51%
2006	4,723	761,783,836.36	69.49

Total	6,750	$1,096,234,530.42	100.00%

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APPENDIX A (Continued)

MORTGAGE LOAN DATA

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	6,244	$1,001,577,796.88	91.37%
Two-to four-family units	152	34,249,409.54	3.12
Condominiums
High-rise (greater than four stories)	18	3,913,551.47	0.36
Low-rise (four stories or less)	336	56,493,772.53	5.15
Cooperative Units	0	0.00	0.00
Manufactured Homes	0	0.00	0.00

Total	6,750	$1,096,234,530.42	100.00%

APPRAISAL TYPES

Appraisal Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Appraisal	6,750	$1,096,234,530.42	100.00%

Total	6,750	$1,096,234,530.42	100.00%

ORIGINATION CHANNELS

Origination Channel	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Retail	6,750	$1,096,234,530.42	100.00%

Total	6,750	$1,096,234,530.42	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Alabama	57	$7,288,783.08	0.66%
Alaska	62	10,829,747.86	0.99
Arizona	338	64,335,546.25	5.87
Arkansas	46	4,352,225.32	0.40
California	517	158,731,415.11	14.48
Colorado	124	23,655,332.64	2.16
Connecticut	33	6,775,958.37	0.62
Delaware	54	9,798,033.73	0.89
District of Columbia	21	5,204,531.01	0.47
Florida	331	59,973,807.60	5.47
Georgia	169	25,365,467.74	2.31
Hawaii	4	1,820,708.89	0.17
Idaho	64	8,202,194.44	0.75
Illinois	438	59,887,318.05	5.46
Indiana	95	7,990,242.17	0.73
Iowa	203	17,816,077.71	1.63
Kansas	75	8,272,954.27	0.75
Kentucky	41	4,575,975.49	0.42
Louisiana	115	12,258,378.61	1.12
Maine	20	3,161,740.71	0.29
Maryland	283	63,474,207.28	5.79
Massachusetts	87	21,775,177.88	1.99
Michigan	80	10,432,522.98	0.95
Minnesota	173	27,356,142.66	2.50
Mississippi	62	6,630,646.76	0.60
Missouri	247	26,989,544.82	2.46
Montana	46	5,842,848.60	0.53
Nebraska	116	11,154,605.88	1.02
Nevada	108	24,928,624.33	2.27
New Hampshire	19	3,672,651.05	0.34
New Jersey	181	45,079,929.69	4.11
New Mexico	70	10,043,964.21	0.92
New York	197	40,687,591.26	3.71
North Carolina	177	24,070,650.54	2.20
North Dakota	17	1,568,949.93	0.14
Ohio	155	16,628,378.85	1.52
Oklahoma	98	7,849,222.86	0.72
Oregon	87	16,978,767.63	1.55
Pennsylvania	213	27,406,408.26	2.50
Rhode Island	9	1,963,635.57	0.18
South Carolina	106	12,703,477.35	1.16
South Dakota	35	3,057,976.44	0.28
Tennessee	129	15,305,164.44	1.40
Texas	556	51,263,693.99	4.68
Utah	60	10,362,671.26	0.95
Vermont	4	640,153.54	0.06
Virginia	231	47,634,531.55	4.35
Washington	186	35,087,965.55	3.20
West Virginia	42	3,969,056.00	0.36
Wisconsin	121	15,394,379.86	1.40
Wyoming	48	5,984,550.35	0.55

Total	6,750	$1,096,234,530.42	100.00%

Back to Contents

APPENDIX A (Continued)

MORTGAGE LOAN DATA

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	330	$40,415,048.08	3.69%
50.01% to 55.00%	120	19,134,380.93	1.75
55.01% to 60.00%	157	26,409,533.75	2.41
60.01% to 65.00%	191	30,594,190.49	2.79
65.01% to 70.00%	473	75,045,104.59	6.85
70.01% to 75.00%	573	96,411,820.44	8.79
75.01% to 80.00%	3,117	522,100,262.49	47.63
80.01% to 85.00%	557	90,150,636.98	8.22
85.01% to 90.00%	704	119,805,354.27	10.93
90.01% to 95.00%	298	43,741,913.76	3.99
95.01% to 100.00%	230	32,426,284.64	2.96

Total	6,750	$1,096,234,530.42	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	326	$39,595,395.44	3.61%
50.01% to 55.00%	118	18,739,948.45	1.71
55.01% to 60.00%	158	26,293,105.13	2.40
60.01% to 65.00%	190	30,527,802.55	2.78
65.01% to 70.00%	458	71,143,357.51	6.49
70.01% to 75.00%	491	83,141,291.36	7.58
75.01% to 80.00%	839	145,245,645.17	13.25
80.01% to 85.00%	552	92,535,804.61	8.44
85.01% to 90.00%	748	132,228,005.37	12.06
90.01% to 95.00%	496	83,035,376.63	7.57
95.01% to 100.00%	2,374	373,748,798.20	34.09

Total	6,750	$1,096,234,530.42	100.00%

HISTORICAL LOAN DELINQUENCY DATA

Delinquency	Past 0-12 Months	Past 13-24 Months	Past 25-36 Months
Ever 30-59 Days	$4,783,399.29	$0.00	$0.00
Ever 60-89 Days	0.00	0.00	0.00
Ever 90-119 Days	0.00	0.00	0.00
Ever 120-149 Days	0.00	0.00	0.00
Ever 150-179 Days	0.00	0.00	0.00
Ever 180-359 Days	0.00	0.00	0.00
Ever 2 Years	0.00	0.00	0.00
Ever 3 Years	0.00	0.00	0.00
Ever 3+ Years	0.00	0.00	0.00
Ever Foreclosure	0.00	0.00	0.00
Ever Bankruptcy	0.00	0.00	0.00

Total	$4,783,399.29	$0.00	$0.00

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	636	$23,520,685.57	2.15%
$50,001 to $100,000	1,605	120,741,746.48	11.01
$100,001 to $150,000	1,511	186,473,707.99	17.01
$150,001 to $200,000	1,186	205,439,382.37	18.74
$200,001 to $250,000	675	151,176,374.59	13.79
$250,001 to $300,000	472	128,621,276.43	11.73
$300,001 to $350,000	248	80,195,912.79	7.32
$350,001 to $400,000	128	47,793,395.00	4.36
$400,001 to $450,000	109	46,208,838.32	4.22
$450,001 to $500,000	46	21,885,838.59	2.00
$500,001 to $550,000	42	21,945,911.91	2.00
$550,001 to $600,000	24	13,850,860.94	1.26
$600,001 to $650,000	23	14,400,300.63	1.31
$650,001 to $700,000	14	9,523,058.72	0.87
$700,001 to $750,000	17	12,424,290.26	1.13
$750,001 to $800,000	4	3,130,901.14	0.29
$800,001 to $850,000	3	2,521,254.74	0.23
$850,001 to $900,000	5	4,382,001.86	0.40
$900,001 to $950,000	1	901,932.51	0.08
$950,001 to $1,000,000	0	0.00	0.00
Over $1,000,000	1	1,096,859.58	0.10

Total	6,750	$1,096,234,530.42	100.00%

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	6,750	$1,096,234,530.42	100.00%
Other Originators	0	0.00	0.00

Total	6,750	$1,096,234,530.42	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	3,066	$471,536,622.25	43.01%
Equity Take Out Refinance	3,245	560,593,102.36	51.14
Rate/Term Refinance	439	64,104,805.81	5.85

Total	6,750	$1,096,234,530.42	100.00%

Back to Contents

APPENDIX A (Continued)

MORTGAGE LOAN DATA

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	215	$22,182,359.12	2.02%
Primary Residence	6,458	1,062,260,454.50	96.90
Second Home	77	11,791,716.80	1.08

Total	6,750	$1,096,234,530.42	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
4	1	$27,891.67	0.00%
6	1	212,866.15	0.02
7	1	433,663.54	0.04
8	9	2,214,259.99	0.22
9	10	2,574,074.84	0.26
10	11	2,498,709.25	0.25
11	11	2,393,970.22	0.24
12	1	88,036.30	0.01
13	2	1,018,390.46	0.10
14	5	553,818.32	0.06
15	14	2,138,870.29	0.21
16	28	3,761,605.44	0.38
17	57	6,194,978.33	0.62
18	91	13,031,468.81	1.30
19	135	24,381,218.07	2.44
20	1,423	235,978,592.91	23.63
21	1,314	215,349,778.39	21.57
22	1,506	238,087,941.27	23.84
23	1,398	235,724,844.61	23.61
27	1	265,244.41	0.03
28	1	114,816.12	0.01
29	2	148,423.62	0.01
30	2	424,434.42	0.04
31	1	55,889.73	0.01
32	15	2,318,006.20	0.23
33	14	2,528,587.33	0.25
34	18	3,437,627.85	0.34
35	18	2,633,420.08	0.26

Total	6,090	$998,591,428.62	100.00%

RATE CEILINGS

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
10.500% to 10.749%	1	$741,160.86	0.07%
10.750% to 10.999%	3	1,204,227.17	0.12
11.000% to 11.249%	3	1,083,496.01	0.11
11.250% to 11.499%	7	2,061,200.56	0.21
11.500% to 11.749%	13	4,229,463.42	0.42
11.750% to 11.999%	63	18,165,771.56	1.82
12.000% to 12.249%	24	8,109,126.06	0.81
12.250% to 12.499%	91	26,262,106.32	2.63
12.500% to 12.749%	156	37,217,680.89	3.73
12.750% to 12.999%	485	112,319,935.57	11.25
13.000% to 13.249%	155	31,434,792.92	3.15
13.250% to 13.499%	393	78,973,391.14	7.91
13.500% to 13.749%	452	84,513,174.07	8.46
13.750% to 13.999%	797	147,629,942.06	14.78
14.000% to 14.249%	159	25,070,987.78	2.51
14.250% to 14.499%	450	71,279,296.21	7.14
14.500% to 14.749%	446	66,582,417.21	6.67
14.750% to 14.999%	634	82,441,246.48	8.26
15.000% to 15.249%	109	15,144,871.47	1.52
15.250% to 15.499%	252	33,536,269.24	3.36
15.500% to 15.749%	233	32,051,620.67	3.21
15.750% to 15.999%	346	43,409,877.60	4.35
16.000% to 16.249%	74	8,549,841.06	0.86
16.250% to 16.499%	130	14,302,747.26	1.43
16.500% to 16.749%	135	12,911,240.24	1.29
16.750% to 16.999%	197	18,371,105.76	1.84
17.000% to 17.249%	42	3,937,764.84	0.39
17.250% to 17.499%	66	4,399,413.02	0.44
17.500% to 17.749%	51	4,235,265.63	0.42
17.750% to 17.999%	53	4,550,367.98	0.46
18.000% to 18.249%	7	385,594.64	0.04
18.250% to 18.499%	28	1,633,155.87	0.16
18.500% to 18.749%	10	498,735.23	0.05
18.750% to 18.999%	22	1,151,738.32	0.12
19.000% to 19.249%	0	0.00	0.00
19.250% to 19.499%	2	156,531.94	0.02
19.500% to 19.500%	1	45,871.56	0.00

Total	6,090	$998,591,428.62	100.00%

Back to Contents

APPENDIX A (Continued)

MORTGAGE LOAN DATA

GROSS MARGINS

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.000% to 2.249%	1	$296,782.55	0.03%
2.250% to 2.499%	0	0.00	0.00
2.500% to 2.749%	3	1,283,634.87	0.13
2.750% to 2.999%	0	0.00	0.00
3.000% to 3.249%	2	279,517.07	0.03
3.250% to 3.499%	11	3,611,038.25	0.36
3.500% to 3.749%	52	14,366,200.23	1.44
3.750% to 3.999%	131	30,493,553.18	3.05
4.000% to 4.249%	268	54,685,337.49	5.48
4.250% to 4.499%	467	96,827,463.56	9.70
4.500% to 4.749%	543	104,721,575.13	10.49
4.750% to 4.999%	702	128,374,220.55	12.86
5.000% to 5.249%	736	115,902,370.92	11.61
5.250% to 5.499%	558	88,997,942.22	8.91
5.500% to 5.749%	425	62,425,354.98	6.25
5.750% to 5.999%	310	51,724,197.05	5.18
6.000% to 6.249%	291	46,504,191.06	4.66
6.250% to 6.499%	268	40,623,917.45	4.07
6.500% to 6.749%	269	36,254,885.48	3.63
6.750% to 6.999%	280	35,865,212.25	3.59
7.000% to 7.249%	269	28,260,198.81	2.83
7.250% to 7.499%	234	24,460,807.85	2.45
7.500% to 7.749%	174	20,380,951.82	2.04
7.750% to 7.999%	74	8,406,509.25	0.84
8.000% to 8.249%	19	3,083,924.80	0.31
8.250% to 8.499%	2	389,886.04	0.04
8.500% to 8.500%	1	371,755.76	0.04

Total	6,090	$998,591,428.62	100.00%

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	6,633	$1,060,804,862.38	96.77%
55	2	425,800.00	0.04
56	1	219,450.00	0.02
58	17	5,316,430.00	0.48
59	97	29,467,988.04	2.69

Total	6,750	$1,096,234,530.42	100.00%

ORIGINAL TOTAL DEBT-TO-INCOME RATIOS

Range of Original Total Debt-to-Income Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0.01% to 20.00%	223	$25,305,768.42	2.31%
20.01% to 25.00%	291	31,842,786.19	2.90
25.01% to 30.00%	423	49,089,669.95	4.48
30.01% to 35.00%	614	77,985,333.90	7.11
35.01% to 40.00%	805	111,273,559.64	10.15
40.01% to 45.00%	1,158	162,108,554.51	14.79
45.01% to 50.00%	1,276	235,379,419.30	21.47
50.01% to 55.00%	1,783	355,862,225.16	32.46
55.01% to 60.00%	174	47,055,189.83	4.29
60.01% to 65.00%	1	157,360.68	0.01
65.01% to 70.00%	1	69,710.55	0.01
Over 70.00%	0	0.00	0.00
Not Available	1	104,952.29	0.01

Total	6,750	$1,096,234,530.42	100.00%

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	9	876,706.21	0.08	72.09
501 to 550	832	109,800,476.63	10.02	70.50
551 to 600	2,171	322,055,563.85	29.38	77.42
601 to 650	2,517	434,843,392.39	39.67	80.05
651 to 700	970	181,914,001.83	16.59	80.11
701 to 750	158	32,873,776.87	3.00	78.16
751 to 800	46	8,425,216.03	0.77	78.39
801 to 850	6	812,782.55	0.07	80.38
Not Available	41	4,632,614.06	0.42	77.75

Total/Weighted Average	6,750	$1,096,234,530.42	100.00%	78.24%

Back to Contents

APPENDIX A (Continued)

MORTGAGE LOAN DATA

UNDERWRITING GUIDELINE CREDIT LEVELS

Underwriting Guideline Credit Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Y9	784	$158,479,609.12	14.46%
Y8	568	105,950,792.81	9.66
Y7	950	165,751,747.69	15.12
Y6	1,142	196,219,675.06	17.90
Y5	1,071	163,181,855.96	14.89
Y4	1,018	149,783,902.32	13.66
Y3	477	65,950,894.22	6.02
Y2	554	69,834,848.47	6.37
Y1	186	21,081,204.77	1.92

Total	6,750	$1,096,234,530.42	100.00%

LOAN TYPES

Loan Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
1 Year ARM (One-Year CMT)	42	$9,282,679.83	0.85%
2/28 ARM (Six-Month LIBOR)	5,976	977,382,299.03	89.16
3/27 ARM (Six-Month LIBOR)	72	11,926,449.76	1.09
Fixed Rate	569	76,540,831.72	6.98
Fixed Rate (Balloon) 15-30	91	21,102,270.08	1.92

Total	6,750	$1,096,234,530.42	100.00%

PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

Periodic Cap	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
1.000%	6,048	$989,308,748.79	99.07%
2.000%	42	9,282,679.83	0.93

Total	6,090	$998,591,428.62	100.00%

PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

Prepayment Penalty at Origination (in Years)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
No Prepayment Penalty	1,454	$241,695,796.46	22.05%
2.000	4,775	769,385,453.77	70.18
3.000	521	85,153,280.19	7.77

Total	6,750	$1,096,234,530.42	100.00%

MINIMUM RATES

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Range of Minimum Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.125% to 2.249%	1	$296,782.55	0.03%
2.250% to 2.499%	0	0.00	0.00
2.500% to 2.749%	3	1,283,634.87	0.13
2.750% to 2.999%	0	0.00	0.00
3.000% to 3.249%	2	279,517.07	0.03
3.250% to 3.499%	11	3,611,038.25	0.36
3.500% to 3.749%	51	13,538,894.07	1.36
3.750% to 3.999%	131	30,493,553.18	3.05
4.000% to 4.249%	268	54,685,337.49	5.48
4.250% to 4.499%	467	96,827,463.56	9.70
4.500% to 4.749%	541	104,388,089.16	10.45
4.750% to 4.999%	702	128,374,220.55	12.86
5.000% to 5.249%	736	115,902,370.92	11.61
5.250% to 5.499%	558	88,997,942.22	8.91
5.500% to 5.749%	425	62,425,354.98	6.25
5.750% to 5.999%	310	51,724,197.05	5.18
6.000% to 6.249%	292	47,331,497.22	4.74
6.250% to 6.499%	268	40,623,917.45	4.07
6.500% to 6.749%	269	36,254,885.48	3.63
6.750% to 6.999%	280	35,865,212.25	3.59
7.000% to 7.249%	269	28,260,198.81	2.83
7.250% to 7.499%	235	24,706,257.52	2.47
7.500% to 7.749%	174	20,380,951.82	2.04
7.750% to 7.999%	74	8,406,509.25	0.84
8.000% to 8.249%	19	3,083,924.80	0.31
8.250% to 8.499%	3	477,922.34	0.05
8.500% to 8.749%	1	371,755.76	0.04

Total	6,090	$998,591,428.62	100.00%

INITIAL RATE CAP

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Initial Rate Cap	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Updated Principal Balance
2.000%	42	$9,282,679.83	0.93%
3.000%	6048	989,308,748.79	99.07

Total	6,090	$998,591,428.62	100.00%

Back to Contents

APPENDIX B

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Principal Balance as of Cut-Off Date	Mortgage Interest Rate	Remaining Amortization Term to Maturity (in Months)	Original Amortization Term to Maturity (in Months)	Original Balloon Term (in Months)	Months to First Adjustment Date	Original Interest Only Months	Rate Ceiling	Gross Margin	Minimum Rate	Periodic Cap
$7,060,934.47	8.90489%	358	360	N/A	10	0	14.90489%	5.68795%	8.90489%	2.00000%
$3,383,803.15	9.16949%	175	178	N/A	N/A	0	N/A	N/A	N/A	N/A
$443,092.55	9.36253%	177	180	N/A	N/A	0	N/A	N/A	N/A	N/A
$5,023,617.45	8.15339%	177	179	N/A	N/A	0	N/A	N/A	N/A	N/A
$55,823.63	7.37500%	175	180	N/A	N/A	0	N/A	N/A	N/A	N/A
$175,684,770.95	8.37872%	357	360	N/A	21	0	14.37872%	5.50073%	8.37872%	1.00000%
$2,364,120.27	6.81367%	350	360	N/A	14	0	12.81367%	3.85125%	6.81367%	1.00000%
$911,028.37	7.17616%	354	360	N/A	18	0	13.17616%	4.05090%	7.17616%	1.00000%
$646,431.17	7.07260%	354	360	N/A	18	0	13.07260%	4.51234%	7.07260%	1.00000%
$608,168,934.66	7.98731%	358	360	N/A	22	0	13.98731%	5.13858%	7.98731%	1.00000%
$17,290,649.95	6.54379%	354	360	N/A	18	0	12.54379%	4.09254%	6.54379%	1.00000%
$7,304,413.00	7.78798%	359	360	N/A	23	60	13.78798%	5.25981%	7.78798%	1.00000%
$27,694,415.04	7.29652%	359	360	N/A	23	60	13.29652%	4.95810%	7.29652%	1.00000%
$253,000.00	7.50000%	355	360	N/A	19	60	13.50000%	5.12500%	7.50000%	1.00000%
$2,103,910.04	8.03100%	358	360	N/A	34	0	14.03100%	5.57494%	8.03100%	1.00000%
$280,094.81	9.56657%	359	360	N/A	35	0	15.56657%	7.66664%	9.56657%	1.00000%
$7,098,138.57	7.67623%	358	360	N/A	34	0	13.67623%	5.18066%	7.67623%	1.00000%
$290,775.98	7.39807%	353	360	N/A	29	0	13.39807%	4.39165%	7.39807%	1.00000%
$108,000.00	7.50000%	359	360	N/A	35	60	13.50000%	5.50000%	7.50000%	1.00000%
$12,267,539.91	8.29104%	355	358	N/A	N/A	0	N/A	N/A	N/A	N/A
$1,009,343.11	9.42695%	357	359	N/A	N/A	0	N/A	N/A	N/A	N/A
$55,669.64	8.25000%	351	360	N/A	N/A	0	N/A	N/A	N/A	N/A
$43,347,428.25	7.84501%	357	360	N/A	N/A	0	N/A	N/A	N/A	N/A
$101,497.88	7.12500%	354	360	N/A	N/A	0	N/A	N/A	N/A	N/A
$101,626.16	7.62500%	355	360	N/A	N/A	0	N/A	N/A	N/A	N/A
$1,924,721.75	7.01754%	354	360	N/A	N/A	0	N/A	N/A	N/A	N/A
$69,840.00	8.62500%	359	360	N/A	N/A	60	N/A	N/A	N/A	N/A
$1,946,323.94	7.84594%	358	360	180	N/A	0	N/A	N/A	N/A	N/A
$69,488.91	9.95000%	359	360	180	N/A	0	N/A	N/A	N/A	N/A
$16,268,260.62	7.27935%	357	360	180	N/A	0	N/A	N/A	N/A	N/A
$1,628,722.53	7.00731%	353	357	180	N/A	0	N/A	N/A	N/A	N/A
$2,221,745.36	8.94520%	356	360	N/A	8	0	14.94520%	6.35373%	8.94520%	2.00000%
$162,017.40	8.12360%	173	180	N/A	N/A	0	N/A	N/A	N/A	N/A
$30,226.70	10.95000%	176	180	N/A	N/A	0	N/A	N/A	N/A	N/A
$162,432.29	7.75000%	175	180	N/A	N/A	0	N/A	N/A	N/A	N/A
$338,471.99	9.04703%	176	180	N/A	N/A	0	N/A	N/A	N/A	N/A
$93,317.83	7.95000%	174	180	N/A	N/A	0	N/A	N/A	N/A	N/A
$27,024,621.56	8.94829%	356	360	N/A	20	0	14.94829%	6.10903%	8.94829%	1.00000%
$283,917.33	8.48426%	355	360	N/A	19	0	14.48426%	6.07295%	8.48426%	1.00000%
$308,118.82	7.78929%	354	360	N/A	18	0	13.78929%	4.81456%	7.78929%	1.00000%
$434,713.45	8.25176%	355	360	N/A	19	0	14.25176%	6.22048%	8.25176%	1.00000%
$95,233,869.23	8.67034%	356	360	N/A	20	0	14.67034%	5.88713%	8.67034%	1.00000%
$13,779,295.23	7.67019%	354	360	N/A	18	0	13.67019%	5.31538%	7.67019%	1.00000%
$707,170.09	8.08570%	356	360	N/A	32	0	14.08570%	6.72927%	8.08570%	1.00000%
$824,641.30	7.33640%	357	360	N/A	33	0	13.33640%	5.27868%	7.33640%	1.00000%
$513,718.97	5.91128%	352	360	N/A	28	0	11.91128%	3.47144%	5.91128%	1.00000%
$1,828,546.59	8.35187%	356	360	N/A	N/A	0	N/A	N/A	N/A	N/A
$146,732.31	8.75000%	354	360	N/A	N/A	0	N/A	N/A	N/A	N/A
$5,151,647.07	8.43974%	356	360	N/A	N/A	0	N/A	N/A	N/A	N/A
$843,436.06	7.67001%	352	358	N/A	N/A	0	N/A	N/A	N/A	N/A
$37,981.86	9.62500%	357	360	180	N/A	0	N/A	N/A	N/A	N/A
$906,848.00	7.10286%	356	360	180	N/A	0	N/A	N/A	N/A	N/A
$244,644.22	7.29895%	354	359	180	N/A	0	N/A	N/A	N/A	N/A

B-1

Back to Contents

APPENDIX C

Percentage Of Initial Principal Balance Outstanding For:

	Class A-1 Certificates at the Following Percentages of PPC							Class A-2 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2007	98	71	58	44	31	17	3	100	100	100	100	100	100	100
May 2008	96	32	4	0	0	0	0	100	100	100	39	0	0	0
May 2009	94	1	0	0	0	0	0	100	100	8	0	0	0	0
May 2010	93	0	0	0	0	0	0	100	40	0	0	0	0	0
May 2011	91	0	0	0	0	0	0	100	5	0	0	0	0	0
May 2012	88	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2013	86	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2014	83	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2015	80	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2016	77	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2017	73	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2018	69	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2019	64	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2020	59	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2021	50	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2022	45	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2023	38	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2024	31	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2025	23	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2026	15	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2027	5	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2028	0	0	0	0	0	0	0	85	0	0	0	0	0	0
May 2029	0	0	0	0	0	0	0	54	0	0	0	0	0	0
May 2030	0	0	0	0	0	0	0	29	0	0	0	0	0	0
May 2031	0	0	0	0	0	0	0	4	0	0	0	0	0	0
May 2032	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 2033	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 2034	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	14.12	1.60	1.18	0.95	0.79	0.68	0.60	23.26	3.94	2.58	2.00	1.72	1.47	1.26
Weighted Average Life to Optional Termination Date (years)(2)	14.12	1.60	1.18	0.95	0.79	0.68	0.60	23.26	3.94	2.58	2.00	1.72	1.47	1.26

	Class A-3 Certificates at the Following Percentages of PPC							Class A-4 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2008	100	100	100	100	74	21	0	100	100	100	100	100	100	77
May 2009	100	100	100	33	0	0	0	100	100	100	100	47	0	0
May 2010	100	100	75	29	0	0	0	100	100	100	100	47	0	0
May 2011	100	100	43	2	0	0	0	100	100	100	100	47	0	0
May 2012	100	77	18	0	0	0	0	100	100	100	69	32	0	0
May 2013	100	54	*	0	0	0	0	100	100	100	45	19	0	0
May 2014	100	35	0	0	0	0	0	100	100	74	30	11	0	0
May 2015	100	20	0	0	0	0	0	100	100	55	20	4	0	0
May 2016	100	7	0	0	0	0	0	100	100	41	13	*	0	0
May 2017	100	0	0	0	0	0	0	100	93	30	8	0	0	0
May 2018	100	0	0	0	0	0	0	100	76	22	3	0	0	0
May 2019	100	0	0	0	0	0	0	100	62	16	*	0	0	0
May 2020	100	0	0	0	0	0	0	100	50	12	0	0	0	0
May 2021	100	0	0	0	0	0	0	100	39	7	0	0	0	0
May 2022	100	0	0	0	0	0	0	100	31	3	0	0	0	0
May 2023	100	0	0	0	0	0	0	100	25	1	0	0	0	0
May 2024	100	0	0	0	0	0	0	100	20	0	0	0	0	0
May 2025	100	0	0	0	0	0	0	100	16	0	0	0	0	0
May 2026	100	0	0	0	0	0	0	100	13	0	0	0	0	0
May 2027	100	0	0	0	0	0	0	100	9	0	0	0	0	0
May 2028	100	0	0	0	0	0	0	100	6	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	100	3	0	0	0	0	0
May 2030	100	0	0	0	0	0	0	100	1	0	0	0	0	0
May 2031	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2032	77	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2033	48	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2034	16	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2035	0	0	0	0	0	0	0	60	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	26.92	7.46	4.92	3.25	2.22	1.93	1.76	29.16	14.98	10.13	7.40	4.76	2.40	2.12
Weighted Average Life to Optional Termination Date (years)(2)	26.92	7.46	4.92	3.25	2.22	1.93	1.76	28.78	11.82	7.86	5.66	3.57	2.40	2.12

(1)	The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
(2)	Calculated pursuant to footnote one but assumes that the optional right to purchase the Mortgage Loans on the earliest possible Distribution Date on which such right is permitted is exercised. See “The Pooling and Servicing Agreement—Optional Termination of the Trust” herein.
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

Back to Contents

APPENDIX C (Continued)

Percentage of Initial Principal Balance Outstanding For:

	Class M-1 Certificates at the Following Percentages of PPC							Class M-2 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2010	100	97	65	41	100	100	88	100	97	65	41	78	73	8
May 2011	100	80	48	27	33	77	38	100	80	48	27	14	7	0
May 2012	100	66	36	18	8	40	8	100	66	36	18	8	0	0
May 2013	100	54	26	12	5	13	0	100	54	26	12	5	0	0
May 2014	100	44	20	8	0	*	0	100	44	20	8	0	0	0
May 2015	100	36	14	5	0	0	0	100	36	14	5	0	0	0
May 2016	100	30	11	3	0	0	0	100	30	11	0	0	0	0
May 2017	100	24	8	0	0	0	0	100	24	8	0	0	0	0
May 2018	100	20	6	0	0	0	0	100	20	6	0	0	0	0
May 2019	100	16	4	0	0	0	0	100	16	3	0	0	0	0
May 2020	100	13	1	0	0	0	0	100	13	0	0	0	0	0
May 2021	100	10	0	0	0	0	0	100	10	0	0	0	0	0
May 2022	100	8	0	0	0	0	0	100	8	0	0	0	0	0
May 2023	100	7	0	0	0	0	0	100	7	0	0	0	0	0
May 2024	100	5	0	0	0	0	0	100	5	0	0	0	0	0
May 2025	100	4	0	0	0	0	0	100	3	0	0	0	0	0
May 2026	100	2	0	0	0	0	0	100	0	0	0	0	0	0
May 2027	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2028	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2030	92	0	0	0	0	0	0	92	0	0	0	0	0	0
May 2031	79	0	0	0	0	0	0	79	0	0	0	0	0	0
May 2032	66	0	0	0	0	0	0	66	0	0	0	0	0	0
May 2033	51	0	0	0	0	0	0	51	0	0	0	0	0	0
May 2034	34	0	0	0	0	0	0	34	0	0	0	0	0	0
May 2035	16	0	0	0	0	0	0	16	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	26.91	8.71	5.87	4.80	5.03	5.86	4.85	26.91	8.68	5.84	4.67	4.48	4.31	3.61
Weighted Average Life to Optional Termination Date (years)(2)	26.81	7.94	5.32	4.39	4.40	3.49	2.99	26.81	7.94	5.31	4.27	4.19	3.49	2.99

	Class M-3 Certificates at the Following Percentages of PPC							Class M-4 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	91	100	100	100	100	100	100	19
May 2010	100	97	65	41	24	14	8	100	97	65	41	24	14	8
May 2011	100	80	48	27	14	7	0	100	80	48	27	14	7	0
May 2012	100	66	36	18	8	0	0	100	66	36	18	8	0	0
May 2013	100	54	26	12	2	0	0	100	54	26	12	0	0	0
May 2014	100	44	20	8	0	0	0	100	44	20	8	0	0	0
May 2015	100	36	14	5	0	0	0	100	36	14	0	0	0	0
May 2016	100	30	11	0	0	0	0	100	30	11	0	0	0	0
May 2017	100	24	8	0	0	0	0	100	24	8	0	0	0	0
May 2018	100	20	6	0	0	0	0	100	20	3	0	0	0	0
May 2019	100	16	0	0	0	0	0	100	16	0	0	0	0	0
May 2020	100	13	0	0	0	0	0	100	13	0	0	0	0	0
May 2021	100	10	0	0	0	0	0	100	10	0	0	0	0	0
May 2022	100	8	0	0	0	0	0	100	8	0	0	0	0	0
May 2023	100	7	0	0	0	0	0	100	7	0	0	0	0	0
May 2024	100	5	0	0	0	0	0	100	0	0	0	0	0	0
May 2025	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2026	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2027	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2028	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2030	92	0	0	0	0	0	0	92	0	0	0	0	0	0
May 2031	79	0	0	0	0	0	0	79	0	0	0	0	0	0
May 2032	66	0	0	0	0	0	0	66	0	0	0	0	0	0
May 2033	51	0	0	0	0	0	0	51	0	0	0	0	0	0
May 2034	34	0	0	0	0	0	0	34	0	0	0	0	0	0
May 2035	16	0	0	0	0	0	0	16	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	26.90	8.64	5.80	4.59	4.23	3.86	3.26	26.90	8.59	5.77	4.52	4.08	3.65	3.09
Weighted Average Life to Optional Termination Date (years)(2)	26.81	7.94	5.31	4.21	3.95	3.49	2.99	26.81	7.94	5.31	4.17	3.82	3.44	2.93

(1)	The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
(2)	Calculated pursuant to footnote one but assumes that the optional right to purchase the Mortgage Loans on the earliest possible Distribution Date on which such right is permitted is exercised. See “The Pooling and Servicing Agreement—Optional Termination of the Trust” herein.
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

Back to Contents

APPENDIX C (Continued)

Percentage of Initial Principal Balance Outstanding For:

	Class M-5 Certificates at the Following Percentages of PPC							Class M-6 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	19	100	100	100	100	100	100	19
May 2010	100	97	65	41	24	14	7	100	97	65	41	24	14	0
May 2011	100	80	48	27	14	2	0	100	80	48	27	14	0	0
May 2012	100	66	36	18	8	0	0	100	66	36	18	1	0	0
May 2013	100	54	26	12	0	0	0	100	54	26	12	0	0	0
May 2014	100	44	20	8	0	0	0	100	44	20	0	0	0	0
May 2015	100	36	14	0	0	0	0	100	36	14	0	0	0	0
May 2016	100	30	11	0	0	0	0	100	30	11	0	0	0	0
May 2017	100	24	8	0	0	0	0	100	24	0	0	0	0	0
May 2018	100	20	0	0	0	0	0	100	20	0	0	0	0	0
May 2019	100	16	0	0	0	0	0	100	16	0	0	0	0	0
May 2020	100	13	0	0	0	0	0	100	13	0	0	0	0	0
May 2021	100	10	0	0	0	0	0	100	10	0	0	0	0	0
May 2022	100	8	0	0	0	0	0	100	1	0	0	0	0	0
May 2023	100	1	0	0	0	0	0	100	0	0	0	0	0	0
May 2024	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2025	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2026	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2027	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2028	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2030	92	0	0	0	0	0	0	92	0	0	0	0	0	0
May 2031	79	0	0	0	0	0	0	79	0	0	0	0	0	0
May 2032	66	0	0	0	0	0	0	66	0	0	0	0	0	0
May 2033	51	0	0	0	0	0	0	51	0	0	0	0	0	0
May 2034	34	0	0	0	0	0	0	34	0	0	0	0	0	0
May 2035	16	0	0	0	0	0	0	16	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	26.90	8.54	5.72	4.46	3.96	3.48	2.96	26.89	8.45	5.66	4.40	3.85	3.35	2.85
Weighted Average Life to Optional Termination Date (years) (2)	26.81	7.94	5.30	4.14	3.72	3.30	2.82	26.81	7.94	5.30	4.12	3.65	3.19	2.74

	Class M-7 Certificates at the Following Percentages of PPC							Class M-8 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	38	19	100	100	100	100	100	27	19
May 2010	100	97	65	41	24	13	0	100	97	65	41	24	0	0
May 2011	100	80	48	27	14	0	0	100	80	48	27	1	0	0
May 2012	100	66	36	18	0	0	0	100	66	36	18	0	0	0
May 2013	100	54	26	7	0	0	0	100	54	26	0	0	0	0
May 2014	100	44	20	0	0	0	0	100	44	20	0	0	0	0
May 2015	100	36	14	0	0	0	0	100	36	3	0	0	0	0
May 2016	100	30	2	0	0	0	0	100	30	0	0	0	0	0
May 2017	100	24	0	0	0	0	0	100	24	0	0	0	0	0
May 2018	100	20	0	0	0	0	0	100	20	0	0	0	0	0
May 2019	100	16	0	0	0	0	0	100	10	0	0	0	0	0
May 2020	100	11	0	0	0	0	0	100	0	0	0	0	0	0
May 2021	100	*	0	0	0	0	0	100	0	0	0	0	0	0
May 2022	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2023	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2024	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2025	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2026	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2027	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2028	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	100	0	0	0	0	0	0
May 2030	92	0	0	0	0	0	0	92	0	0	0	0	0	0
May 2031	79	0	0	0	0	0	0	79	0	0	0	0	0	0
May 2032	66	0	0	0	0	0	0	66	0	0	0	0	0	0
May 2033	51	0	0	0	0	0	0	51	0	0	0	0	0	0
May 2034	34	0	0	0	0	0	0	34	0	0	0	0	0	0
May 2035	16	0	0	0	0	0	0	8	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	26.87	8.33	5.56	4.30	3.73	3.23	2.75	26.85	8.15	5.43	4.20	3.62	3.10	2.65
Weighted Average Life to Optional Termination Date (years) (2)	26.81	7.94	5.30	4.09	3.59	3.11	2.67	26.81	7.94	5.30	4.09	3.55	3.05	2.61

(1)	The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
(2)	Calculated pursuant to footnote one but assumes that the optional right to purchase the Mortgage Loans on the earliest possible Distribution Date on which such right is permitted is exercised. See “The Pooling and Servicing Agreement—Optional Termination of the Trust” herein.
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

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ANNEX I

Interest Rate Swap Agreement Notional Amount Schedule

Distribution Date	Notional Amount	Strike Rate
June 25, 2006	$1,083,627,147.00	5.360%
July 25, 2006	$1,066,676,459.00	5.360%
August 25, 2006	$1,046,393,418.00	5.360%
September 25, 2006	$1,022,839,683.00	5.360%
October 25, 2006	$996,094,177.00	5.360%
November 25, 2006	$966,268,296.00	5.360%
December 25, 2006	$933,508,776.00	5.360%
January 25, 2007	$898,154,784.00	5.360%
February 25, 2007	$860,395,820.00	5.360%
March 25, 2007	$820,960,755.00	5.360%
April 25, 2007	$780,938,091.00	5.360%
May 25, 2007	$742,714,616.00	5.360%
June 25, 2007	$706,337,629.00	5.360%
July 25, 2007	$671,717,727.00	5.360%
August 25, 2007	$638,769,842.00	5.360%
September 25, 2007	$607,297,545.00	5.360%
October 25, 2007	$577,362,510.00	5.360%
November 25, 2007	$548,865,347.00	5.360%
December 25, 2007	$521,784,686.00	5.360%
January 25, 2008	$494,384,945.00	5.360%
February 25, 2008	$468,521,262.00	5.360%
March 25, 2008	$438,946,510.00	5.360%
April 25, 2008	$50,627,335.00	5.360%
May 25, 2008	$48,276,443.00	5.360%
June 25, 2008	$46,079,290.00	5.360%
July 25, 2008	$44,036,991.00	5.360%
August 25, 2008	$42,305,921.00	5.360%
September 25, 2008	$40,653,158.00	5.360%
October 25, 2008	$39,065,978.00	5.360%
November 25, 2008	$37,541,746.00	5.360%
December 25, 2008	$36,077,883.00	5.360%
January 25, 2009	$34,671,914.00	5.360%
February 25, 2009	$33,321,490.00	5.360%
March 25, 2009	$32,024,397.00	5.360%
April 25, 2009	$29,174,192.00	5.360%
May 25, 2009	$28,075,116.00	5.360%
June 25, 2009	$27,017,187.00	5.360%
July 25, 2009	$25,998,870.00	5.360%
August 25, 2009	$25,018,689.00	5.360%
September 25, 2009	$24,075,225.00	5.360%
October 25, 2009	$23,167,108.00	5.360%
November 25, 2009	$22,293,020.00	5.360%
December 25, 2009	$21,451,694.00	5.360%
January 25, 2010	$20,641,907.00	5.360%
February 25, 2010	$19,862,484.00	5.360%
March 25, 2010	$19,112,291.00	5.360%
April 25, 2010	$18,390,238.00	5.360%
May 25, 2010	$17,695,276.00	5.360%
June 25, 2010	$17,026,393.00	5.360%
July 25, 2010	$16,382,617.00	5.360%
August 25, 2010	$15,763,009.00	5.360%
September 25, 2010	$15,166,668.00	5.360%
October 25, 2010	$14,592,724.00	5.360%
November 25, 2010	$14,040,342.00	5.360%
December 25, 2010	$13,508,716.00	5.360%
January 25, 2011	$12,997,070.00	5.360%
February 25, 2011	$12,504,657.00	5.360%
March 25, 2011	$12,030,760.00	5.360%
April 25, 2011	$11,574,685.00	5.360%
May 25, 2011	$11,135,767.00	5.360%

I-1

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Wells Fargo Asset Securities Corporation
Depositor

Wells Fargo Bank, N.A.
Sponsor and Servicer

Wells Fargo Home Equity Asset-Backed Securities 2006-1 Trust
Issuing Entity

$1,066,088,200
(Approximate)

Home Equity Asset-Backed Certificates, Series 2006-1

FREE WRITING PROSPECTUS

Goldman, Sachs & Co.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this free writing prospectus and the prospectus as of any date other than the dates stated on their respective covers.

May 24, 2006